Exhibit 10.11

FRANCHISE AGREEMENT

FOR

RESTAURANT:	RESTAURANT ADDRESS:
LONGHORN STEAKHOUSE	Address
San Antonio, Texas [_____]

SUMMARY PAGES
These pages summarize certain provisions of the Franchise Agreement to which they are attached. The Franchise Agreement’s provisions will control in the event of any conflict.
Effective Date: _____________, 2015
Approved Site: [INSERT EXISTING RESTAURANT ADDRESS]
Designated Area: [TO BE INSERTED]
Royalty Fee:

Marketing Fee:

Brand Fund Contribution:

Local Marketing Expenditure:

Successor Fee:
Transfer Fee:
Franchisee: Kerrow Restaurants, LLC, a Texas limited liability company
Address for Notices:
Attention:
Email:

Franchisor: RARE Hospitality Management LLC, a Delaware limited liability company

Address for Notices: 1000 Darden Center Drive, Orlando, Florida 32837 USA
Attention:
Email:

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LONGHORN STEAKHOUSE
FRANCHISE AGREEMENT
This Agreement is made as of the Effective Date between Franchisor and Franchisee.
RECITALS:
WHEREAS, Franchisor developed and owns, and has the right to license the use of, the System for establishing and operating LongHorn Steakhouse Restaurants utilizing the Marks;
WHEREAS, Franchisee desires to use the System and Marks in connection with the operation of a LongHorn Steakhouse Restaurant; and
WHEREAS, in reliance on Franchisee’s representations, warranties, covenants and agreements set forth herein, Franchisor desires to grant Franchisee a franchise for the establishment and operation of a LongHorn Steakhouse Restaurant upon the terms and conditions set forth in this Agreement;
NOW, THEREFORE, the Parties, in consideration of the mutual obligations provided for in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:
1.DEFINITIONS.
Certain initially capitalized terms used frequently in this Agreement are defined in this Section 1. Other terms are defined elsewhere in this Agreement in the context in which they arise.
(a)“Affiliate” means, with respect to a named Person, any Person that is controlled by, controlling or under common control with the named Person.
(b)“Agreement” means this LongHorn Steakhouse Franchise Agreement between Franchisor and Franchisee.
(c)“Applicable Law” means any federal, state, and local laws, ordinances, and codes, together with all rules, regulations, policies, and guides related thereto, applicable to the subject matter of this Agreement, including the development and operation of the Restaurant pursuant to the terms hereof, including, without limitation, all laws and regulations related to health and food safety, menu labeling, data protection and privacy in the United States, and those governing public accommodations for persons with disabilities.
(d)“Approved Site” means the site approved by Franchisor for Franchisee’s LongHorn Steakhouse Restaurant as set forth in the Summary Pages and referred to in Section 2(b).

(e)“Brand Fund” means the national, regional, or local marketing fund described in Section 9(b).
(f)“Brand Fund Contribution” means such amounts to be contributed to the Brand Fund that Franchisor prescribes from time to time pursuant to Section 4 and as initially set forth in the Summary Pages.
(g)“Business Day” means any calendar day other than Saturdays, Sundays and national holidays in the United States.
(h)“Competitive Business” means any steakhouse, chophouse or casual dining restaurant that, as determined by Franchisor, is the same as or substantially similar to the LongHorn Steakhouse Restaurants, including, without limitation, any food service establishment or chain of food service establishments that has steak items accounting for twenty-five percent (25%) or more of its entree menu. A Competitive Business does not include other businesses that are licensed by Franchisor or any of its Affiliates, including, without limitation, the Operating Restaurants.
(i)“Confidential Information” means any and all information, knowledge, know-how, trade secrets, methodologies, techniques, procedures, applications and materials, in whatever form, used in or related to the System which Franchisor provides to Franchisee, or which Franchisee or its Affiliates or employees develop or have access to, in connection with this Agreement or the operation of the Restaurant hereunder, including, without limitation, any ingredients, formulae, recipes, and menu items; product sourcing, manufacturing, inventory management and control, supply, distribution, products and pricing; Standards for site selection, general contractors, architects, architectural, and constructions plans, and Trade Dress; technology, point of sale and related computer software; advertising, marketing and promotional programs including gift card, loyalty and customer reward programs; customer data; financial data and statements; training, inventory and financial controls, management programs and any other information or data regarding the business of Franchisor or any of its Affiliates that would reasonably be considered the proprietary or confidential information of Franchisor or its Affiliates.
(j) “Consequential Damages” means damages and injury that result from a Party’s negligent performance of or other breach of this Agreement including: (a) lost profits; (b) compensation for damages to reputation and goodwill including costs of or resulting from delays, financing, marketing materials and media time and space, and costs of changing, substituting or replacing the same; (c) any and all expenses of refunds, compensation, and public notices; and (d) other such amounts incurred in connection with the matters described herein.
(k)“Control” or “Controlling Interest” means the power, directly or indirectly, to direct or cause the direction of the management and policies of an Entity, whether by contract or otherwise.

(l)“Crisis Management Event” means an event that Franchisor determines may materially affect the Marks and goodwill associated therewith.
(m)“Cybersecurity Incident” means any event or occurrence that results in unauthorized access to or adversely affects the availability or integrity of Confidential Information, which event or occurrence could not have been prevented by reasonable administrative, physical or technical security measures.
(n)“Designated Area” means the geographic area referred to in Section 2(d) and described in the Summary Pages.
(o)“Designated Manager” means the manager acceptable to Franchisor pursuant to Section 19(b)(1).
(p)“Designated Manager Fee” means the monthly service fee in an amount equal to percent ( %) of Gross Sales payable on the seventh (7th) day following the end of each calendar month or such other specific day that Designated Manager designates from time to time with Franchisee’s consent pursuant to Section 19(b)(1).
(q)“Effective Date” means the effective date of this Agreement as set forth in the Summary Pages.
(r)“Entity” means a business entity, including a corporation, limited liability company, general or limited partnership, limited liability partnership or any other type of legal entity.
(s)“Equity Interest” means any direct or indirect stock, unit, membership, partnership or other legal, equitable or beneficial ownership interest, or other voting rights, in an Entity, but does not include direct or indirect ownership solely as an investment of securities of any Entity traded on any securities exchange if the Owner is not a controlling Person (or a member of an Entity that controls) such Entity and does not, directly or indirectly, own five percent (5%) or more of any class of securities of such Entity.
(t)“Event of Default” means any breach by Franchisee of, or any failure by Franchisee to comply with, a material and essential condition and obligation of this Agreement as described in Section 19(a).
(u)“Event of Default Fee” means a fee in the amount of One Thousand Dollars ($1,000) per Event of Default payable pursuant to Section 19(b)(2).
(v)“Force Majeure Event” means acts of God (such as tornadoes, earthquakes, hurricanes, floods, fire or other natural catastrophe), strikes, lockouts or other industrial disturbances; war (declared or undeclared), riot, terrorist act, Cybersecurity Incident, or other civil disturbances; epidemics; or other forces, that materially and adversely affect the ability of a Party hereto to perform provided that in all events they are not within the reasonable control of the Party affected thereby.
(w)“Franchisee” means Kerrow Restaurants, LLC, a Texas limited liability company.
(x)“Franchisor” means RARE Hospitality Management LLC, a Delaware limited liability company.
(y)“Grand Re-Opening” means the advertising and promotional campaign and events that are planned before and designed to occur before and shortly after the Restaurant re-opens to the public.
(z)“Gross Sales” means the total selling price of all services and products and all income of every other kind and nature related to the Restaurant, whether for cash, cash equivalents, or credit, and regardless of collection in the case of credit. Proceeds from the sale of coupons, gift cards, gift certificates or vouchers will not be included in Gross Sales when the coupons, gift cards, gift certificates or vouchers are sold; rather, the retail prices of services and products purchased with coupons, gift cards, gift certificates or vouchers will be included in Gross Sales during the Reporting Period in which the coupon, gift card, gift certificate or voucher is redeemed. Gross Sales will expressly exclude the following: complimentary food and beverage service (provided that such food and beverage service does not exceed percent ( %) of Gross Sales in any calendar year), meals provided to employees, tips and gratuities, sums collected and actually paid by Franchisee for any sales, drink, or other excise tax imposed by any duly constituted government authority. In the case of promotional discounts implemented by Franchisee at the Restaurant, the amount actually paid by the guest after the discount, rather than the original amount, will be considered for purposes of the term Gross Sales.
(aa)“Indemnified Parties” means Franchisor, its Affiliates and their respective Owners, directors, officers, employees, agents, successors and assignees.
(bb)    “Initial Term” means the initial term of this Agreement as set forth in Section 3(a).
(cc)    “Initial Training” means Franchisor’s initial training program on the elements of the System and the operation of a Restaurant.
(dd)    “Intranet” means Franchisor’s computer or electronic systems, including any third-party computer or electronic system to which Franchisee may be given access.
(ee)    “Lease” means the document executed by Franchisee or its Affiliate with an owner or lessor of real property in connection with the granting of the right to occupy the Approved Site and operate a Restaurant from the Approved Site. The term includes any sublease or renewal of any lease or sublease.
(ff)    “Local Marketing Expenditure” means the amount Franchisee must spend on local advertising for the Restaurant in the Designated Area each calendar quarter as set forth in Section 9(f) and in the amount set forth in the Summary Pages.
(gg)    “LongHorn Steakhouse Restaurants” or “Restaurant” means LongHorn Steakhouse restaurants operating under the Marks and System.
(hh)    “Losses and Expenses” means, without limitation, all losses, compensatory, exemplary or punitive damages, arbitration costs, mediation costs, settlement amounts, judgments, court costs, fines, charges, costs, and expenses, including without limitation reasonable attorneys’ fees and Consequential Damages.
(ii)    “Manuals” means Franchisor’s operations and training manuals, and any other written directives related to System, in whatever form and provided in whatever manner, as the same may be periodically amended and revised, including the Standards, all bulletins, supplements and ancillary and additional manuals and directives established by Franchisor from time to time.
(jj)    “Marketing Fee” means the continuing monthly marketing fee Franchisee must pay to Franchisor as set forth in Section 4(b) and in the amount set forth in the Summary Pages.
(kk)    “Marks” means the LONGHORN STEAKHOUSE trademark and service mark and such other trademarks, trade names, service marks, logos, slogans, emblems and other indicia of origin as are now designated, and may hereafter be designated, by Franchisor in writing for use in connection with the System.
(ll)    “Maximum Menu Item Price Policy” means the policy described in Section 9(k).
(mm)    “Notice” means any notice, demand, request, consent, approval, and other communication in writing required or permitted to be given or which are to be given with respect to the Agreement.
(nn)    “Operating Assets” means all improvements, equipment, furniture, trade fixtures, furnishings, signs, supplies, materials and other assets related to the operation of the Restaurant at the Approved Site, and as periodically specified by Franchisor in the Manuals or otherwise in writing.
(oo)    “Operating Restaurants” means the existing LongHorn Steakhouse Restaurants that Franchisee is operating pursuant to this Agreement and other franchise agreements between Franchisee and Franchisor.

(pp)    “Owner” means, collectively or individually, the Persons holding a direct or indirect Equity Interest in Franchisee or in any Affiliate of Franchisee as designated by Franchisor.
(qq)    “Party” means either Franchisor or Franchisee individually.
(rr)    “Parties” means Franchisor and Franchisee collectively.
(ss)    “Person” means any natural person or Entity.
(tt)    “POS System” means the computerized point of sale cash collection system (including all related hardware and software) as specified in the Manuals or otherwise by Franchisor in writing for use in connection with the Restaurant.
(uu)    “Products” means all food (including ingredients), beverage, and articles used in the operation of LongHorn Steakhouse Restaurants, as specified from time to time by Franchisor in the Manuals, or otherwise in writing. Products includes the Proprietary Products.
(vv)    “Proprietary Products” means all food, beverage, articles, clothing, and memorabilia used in the operation of LongHorn Steakhouse Restaurants, bearing any of the Marks or designated as proprietary by Franchisor or any Affiliate.
(ww)    “Proprietary Software” means certain computer software that is owned or licensed by Franchisor used in the operation of the POS System and/or Restaurant computer system.
(xx)    “Re-Opening Crew” means the employees of Franchisor that Franchisor, at its sole option, designates to send for the re-opening of the Restaurant.
(yy)    “Re-Opening Date” means the date the Restaurant re-opens to the public under Franchisee’s management subject to receiving all necessary approvals as described herein.
(zz)    “Reporting Period” means each calendar month of the Restaurant’s operation, with the first Reporting Period being prorated from the Re-Opening Date to the end of the same month.
(aaa)    “Restaurant General Manager” means a Person who has satisfactorily completed Franchisor’s Initial Training program at Franchisee’s expense and will thereafter devote full time and best efforts to the operation of the Restaurant and be vested with the authority and responsibility for the day-to-day supervision of Restaurant Managers and management of the operations of the Restaurant operated under this Agreement, subject to the supervision of the Vice President of Restaurant Operations for the Restaurant.
(bbb)    “Restaurant Manager” means a Person who has satisfactorily completed Franchisor’s Initial Training program at Franchisee’s expense and will thereafter devote full time and best efforts to the operation of the Restaurant and be vested with the authority and responsibility for the day-to-day management and operation of the Restaurant and supervision of the Restaurant’s personnel under the supervision of a Restaurant General Manager.
(ccc)    “Royalty Fee” means the continuing monthly royalty fee Franchisee must pay to Franchisor as set forth in Section 4 and in the amount set forth in the Summary Pages.
(ddd)    “Standards” means the brand standards, requirements, specifications, policies and procedures of the System and for the development and operation of LongHorn Steakhouse Restaurants, as specified from time to time by Franchisor in the Manuals, or otherwise in writing.
(eee)    “Successor Fee” means the successor fee Franchisee must pay to Franchisor as set forth in Section 3(b)(5) and in the amount set forth in the Summary Pages.
(fff)    “Successor Term” means any consecutive two-year period commencing after the expiration of the Initial Term as set forth in Section 3(b).
(ggg)    “Summary Pages” means the Summary Pages of this Agreement that directly precede the Table of Contents of this Agreement.
(hhh)    “System” means the business system for establishing and operating LongHorn Steakhouse Restaurants, the distinguishing characteristics of which include, without limitation, distinctive exterior and interior design, decor, color scheme, furnishings and equipment; special recipes and menu items; the Standards; quality and uniformity of products and services offered; procedures for inventory, management and financial control; training and assistance; and marketing and advertising promotional programs; all of which may be changed, improved and further developed by Franchisor from time to time.
(iii)    “Term” means the term of this Agreement, including the Initial Term and any Successor Term.
(jjj)    “Trade Dress” means the unique, distinctive, and non-functional overall appearance and image of Restaurant in the marketplace, and includes the Standards.
(kkk)    “Transfer” means and includes any voluntary, involuntary, direct or indirect assignment, transfer, sale, conveyance, disposition, gift, encumbrance, pledge, hypothecation, or mortgage by Franchisee or any of its Owners of all or any part of its rights, interests or obligations in this Agreement, Franchisee, the Restaurant (including the Approved Site), the Operating Assets, or the ownership of Franchisee or any Owner of any Equity Interest, directly or indirectly, in Franchisee to any Person or any other transaction that would, alone or together with other previous, simultaneous or proposed Transfer, have the effect of transferring Control, this Agreement, or substantially all of the assets of the business operated pursuant to this Agreement. Any transfer of ownership in Franchisee or the ownership, possession, or Control of the Restaurant may be made only in conjunction with a Transfer of this Agreement.
(lll)    “Transfer Fee” means the transfer fee Franchisee or the transferee must pay to Franchisor as set forth in Section 17 and in the amount set forth in the Summary Pages.
(mmm)     “Vice President of Restaurant Operations” means a Person who has satisfactorily completed Franchisor’s Initial Training program at Franchisee’s expense and will thereafter devote full time and best efforts to the operation of Restaurants operated by Franchisee and be vested with the authority and responsibility for the day-to-day supervision of the Restaurant General Managers and management of the operations of the Restaurant operated under this Agreement.
2.    GRANT OF FRANCHISE.
(a)Grant. Franchisor hereby grants to Franchisee, upon the terms and conditions in this Agreement, the right and license, and Franchisee hereby accepts the right and obligation, to operate a LongHorn Steakhouse Restaurant under the Marks and System at the Approved Site set forth in the Summary Pages.
(b)Approved Site. This Agreement does not grant to Franchisee the right or license to operate the Restaurant or to offer or sell any Products at or from any location other than the Approved Site. Franchisor’s approval of the Approved Site and its rendering of assistance, if any, in the selection of the Approved Site does not constitute a representation, promise, warranty, or guarantee by Franchisor, express or implied, that the Restaurant operated at the Approved Site will be profitable or otherwise successful.
(c)Relocation. Franchisee will not relocate the Restaurant without the express prior written consent of Franchisor. If Franchisee is unable to continue the operation of the Restaurant at the Approved Site because of the occurrence of a Force Majeure Event, then Franchisee may request approval of Franchisor to relocate the Restaurant to another location in the Designated Area. Any other request to relocate the Restaurant will also be subject to the same procedures. If Franchisor elects to grant Franchisee the right to relocate the Restaurant, then Franchisee will comply with Franchisor’s then-current site selection and construction procedures.
(d)Designated Area. Franchisee must operate the Restaurant at the Approved Site within the Designated Area set forth in the Summary Pages. Except as otherwise provided in this Agreement, and subject to Franchisee’s full compliance with this Agreement and any other agreement between Franchisee or any of its Affiliates and Franchisor or any of its Affiliates, neither Franchisor nor any Affiliate will establish, or authorize any Person other than Franchisee to establish, a LongHorn Steakhouse Restaurant in the Designated Area during the Term. Franchisee will have the right to fill customer orders by providing catering and delivery services in the Designated Area as prescribed by Franchisor or as otherwise approved by Franchisor in writing.
(e)Reserved Rights. Franchisor retains all rights inside and outside the Designated Area except those that are expressly granted to Franchisee in this Agreement. Franchisor and its Affiliates and any other authorized Person may, among other things:
(1)Advertise and promote the System within and outside the Designated Area;
(2)Operate, and license others to operate, LongHorn Steakhouse Restaurants at any location outside the Designated Area, including locations that are adjacent to the Designated Area;
(3)Except for the restriction against the establishment of another LongHorn Steakhouse Restaurant in the Designated Area, offer and sell, and authorize others to offer and sell, approved collateral products and services, including those offered and sold at LongHorn Steakhouse Restaurants (such as pre-packaged food products, clothing and other LongHorn Steakhouse memorabilia), under the Marks or other marks at or from any location or through any channel of distribution (including, but not limited to, grocery stores, catalogs, the Internet, other retail or restaurant locations and other food service facilities such as kiosks, concessions, food trucks or multi-brand facilities providing a limited number or representative sample of the products and services normally offered by a LongHorn Steakhouse Restaurant);
(4)Establish and operate, and license others to establish and operate, any business other than a LongHorn Steakhouse Restaurant, including other restaurants or food-related businesses, under the Marks or under other marks, including restaurants or other businesses that Franchisor or its Affiliates may operate, acquire or be acquired by, merge or consolidate with; and
(5)Establish and operate, and license others to operate, LongHorn Steakhouse Restaurants and other food service facilities in any Reserved Area whether or not located within the Designated Area. Reserved Areas are locations that by their nature are unique and separate in character from locations generally developed as LongHorn Steakhouse Restaurants, which include military bases, airports, food courts, hospitals, campuses, schools, hotels, stadiums, arenas, race tracks, ballparks, festivals, fairs, amusement and theme parks, casinos, and other mass gathering locations or events.
3.    TERM OF FRANCHISE.
(a)    Initial Term. The Initial Term of this Agreement will commence on the Effective Date of this Agreement and expire years thereafter, unless this Agreement is earlier terminated as provided in Section 19.

(b)    Successor Term. Franchisee may, at its option, continue to operate the Restaurant under this Agreement for additional consecutive terms of years each (each a “Successor Term”), subject to any or all of the following conditions which must, at Franchisor’s option, be met prior to and at the time of each Successor Term.
(1)    Franchisee’s Notice. Franchisee must give Franchisor Notice of its election to continue to operate the Restaurant for a Successor Term no later than months before the expiration of the Initial Term or Successor Term, as applicable;
(2)    Good Standing. Franchisee must not be in default, nor previously have been in default, of any provision of this Agreement or any other agreement between Franchisee or any of its Affiliates and Franchisor and any of its Affiliates, and Franchisee must have substantially and timely complied with all the terms and conditions of such agreements during the terms thereof.
(3)    Approved Site. Franchisee must present satisfactory evidence that Franchisee has the right to remain in possession of the Approved Site premises for the duration of the Successor Term.
(4)    Maintenance. Franchisee must repair, replace, or procure, at Franchisee’s sole cost and expense, equipment, signs, interior and exterior decor items, fixtures, furnishings, supplies, and other products and materials required for the operation of the Restaurant as Franchisor may reasonably require, including, without limitation, new or additional items which may be reasonably required by Franchisor for Franchisee to offer and sell new menu items from the Restaurant or to provide the Restaurant’s services by alternative means such as through carry-out, catering, or delivery arrangements, and to otherwise modernize the Restaurant to reflect the then-current Standards and image of the System as contained in the Manuals or otherwise provided in writing by Franchisor.
(5)    New Agreement and Successor Fee. Franchisee must execute Franchisor’s then-current form of franchise agreement, which agreement will supersede this Franchise Agreement in all respects, and the terms of which may differ from the terms of this Franchise Agreement, including, without limitation, a higher percentage Royalty Fee, a higher Marketing Fee, Brand Fund Contribution, or Local Marketing Expenditure requirement, or a more restrictive Designated Area; provided that Franchisee must pay to Franchisor, in lieu of an initial franchise fee, a Successor Fee, plus all amounts necessary to reimburse Franchisor for its reasonable out-of-pocket costs and expenses associated with renewing the franchise, including, without limitation, legal and accounting fees.
(6)    Training. Franchisee must comply with Franchisor’s then-current qualification and training requirements.

(7)    Release. Franchisee and any guarantor must execute a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor and its Affiliates, successors and assigns, their respective officers, directors, shareholders, partners, members, agents, representatives, independent contractors, servants and employees, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement and federal, state and local laws, rules and regulations.
4.    FEES.
Franchisee must pay the fees described below and comply with the following provisions:
(a)    Royalty Fee. Franchisee must pay to Franchisor a non-refundable Royalty Fee. Franchisor may, at its sole option, increase that fee above the amount set forth in the Summary Pages if the Franchisee materially fails to comply with the Maximum Menu Item Price Policy described in Section 9(k).
(b)    Marketing Fee. Franchisee must pay to Franchisor a non-refundable Marketing Fee for promotional and marketing materials provided by Franchisor to Franchisee.
(c)    Brand Fund Contribution. If Franchisor notifies Franchisee that it has established a Brand Fund, Franchisee will pay to Franchisor a monthly Brand Fund Contribution as a contribution to the Brand Fund.
(d)    Other Fees. Franchisee must pay such other fees or amounts described in this Agreement.
(e)    Remittances. The Royalty Fee, Marketing Fee, Brand Fund Contribution, and any other periodic fees required by this Agreement will be due and payable each month based on the Gross Sales for the preceding month and must be paid so that they are received by Franchisor on or before the fifteenth (15th) day following the end of each month, provided that such day is a Business Day. If the date on which such payments would otherwise be due is not a Business Day, then payment will be due on the next Business Day.
(f)    Reports. Franchisee must submit the Gross Sales daily via Franchisor’s Intranet system or through other electronic data interfaces that Franchisor may require from time to time. Franchisee must verify the accuracy of the Gross Sales figure by Wednesday at midnight (eastern time) of each week for the preceding week. Franchisee must submit to Franchisor all reports with respect to the preceding Reporting Period by the dates and in the form and content as Franchisor periodically prescribes. The reports Franchisor may require include, without limitation, the following information for the preceding Reporting Period:

(1)    Amount of Gross Sales and gross receipts of the Restaurant, amount of sales tax and the computation of the Royalty Fee, Marketing Fee, and Brand Fund Contribution;
(2)    Quantities of Products purchased and the sources from which each Product was obtained;
(3)    If requested by Franchisor, copies of Franchisee’s most recent sales tax return, monthly cash register sales summaries or details, and monthly balance sheets and statements of profits and losses, including a summary of Franchisee’s costs for utilities, labor, rent, and other material cost items; and
(4)    If requested by Franchisor to verify Franchisee’s Gross Sales, all such books and records as Franchisor may require.
(g)    Electronic Transfer of Funds. Upon execution of this Agreement and at any time thereafter as Franchisor may require, Franchisee must sign the electronic transfer of funds authorization attached to this Agreement as Exhibit C, and all other documents and instruments necessary to permit Franchisor to withdraw by electronic funds transfer from Franchisee’s designated bank account the Royalty Fee, Brand Fund Contribution, Marketing Fee and any other amounts owed to Franchisor or its Affiliates on the date or dates that such amounts are due. Franchisee must maintain a balance in such account sufficient to allow Franchisor and its Affiliates to collect the amounts owed when due. Franchisee is responsible for any penalties, fines, or other similar expenses associated with the transfer of funds described herein.
(h)    Interest on Late Payments. Any payment not actually received by Franchisor on or before the date due shall be deemed overdue. Time is of the essence with respect to all payments to be made by Franchisee to Franchisor. Any and all amounts that Franchisee owes to Franchisor or any of its Affiliates will bear interest at the rate of percent ( %) per annum or the maximum contract rate of interest permitted by Applicable Law, whichever is less, from and after the date of accrual. Any failure to pay when due all or any fees or other amounts due to Franchisor or any of its Affiliates will constitute a material breach of this Agreement.
(i)    Application of Payments. Franchisee will not be entitled to withhold payments due Franchisor under this Agreement on grounds of alleged nonperformance by Franchisor hereunder. Franchisor may, at its sole option, apply Franchisee’s payments or any portion thereof to any of Franchisee’s past due indebtedness to Franchisor or its Affiliates. Franchisor has the right to set off any amounts Franchisee owes to Franchisor or its Affiliates against any amounts Franchisor may owe to Franchisee.
5.    TRAINING.

(a)    Initial Training Program. Franchisee represents it has employed a Vice President of Restaurant Operations, a Restaurant General Manager, and three Restaurant Managers who have satisfactorily completed Franchisor’s Initial Training as of the Effective Date. Any replacement or substitute Vice President of Restaurant Operations, Restaurant General Manager and Restaurant Managers must complete Initial Training to Franchisor’s satisfaction prior to serving in such positions. Franchisor reserves the right to charge a reasonable fee for any Initial Training provided to any replacement or successor Vice President of Restaurant Operations, Restaurant General Manager, Restaurant Managers or other Restaurant personnel Franchisor requires. Franchisee will be solely responsible for all costs and expenses incurred by Franchisee, its Vice President of Restaurant Operations, Restaurant General Manager, Restaurant Managers and any other personnel in connection with any Initial Training program, including, without limitation, costs of obtaining any required certifications, travel, lodging, meals, wages and other living expenses. Initial Training may be conducted at Franchisor’s offices, Franchisee’s Restaurant or at any LongHorn Steakhouse Restaurant, at Franchisor’s sole option.
(b)    Re-Opening Assistance. If the Parties agree to conduct a Grand Re-Opening for the Restaurant after the Effective Date, Franchisor will provide a Re-Opening Crew to provide on-site training before or after the Restaurant’s Grand Re-Opening. Franchisor will determine the necessary number and experience level of Re-Opening Crew and the training days necessary to support the Grand Re-Opening for the Restaurant based on the experience and training of the existing personnel. The Re-Opening Crew will in no way be responsible for the operation of the Restaurant before or after the Restaurant’s Grand Re-Opening. Franchisee will reimburse Franchisor for all of its reasonable costs and expenses incurred in providing such Re-Opening Crew for the Restaurant, including salary and personnel costs, travel, lodging, meals and miscellaneous costs.
(c)    Additional Training. Franchisee’s Vice President of Restaurant Operations, Restaurant General Manager, Restaurant Managers, and such other Restaurant personnel as Franchisor may designate must attend such additional training programs and seminars as Franchisor may offer from time to time, if Franchisor requires such attendance. Franchisee must pay Franchisor’s then-current training fee for any additional training designated by Franchisor or requested by Franchisee. Franchisee will be solely responsible for any and all costs and expenses incurred by Franchisee, its Vice President of Restaurant Operations, Restaurant General Manager, Restaurant Managers, and other Restaurant personnel in connection with such additional training, including, without limitation, costs of travel, lodging, meals and wages.
(d)    Meetings and Conferences. Franchisor may from time to time hold periodic System-wide meetings at locations designed by Franchisor to address matters of general interest to the System, including, without limitation, Franchisor’s Annual Operations Conference. Franchisee’s personnel may attend such meetings and conferences, subject to Franchisee’s payment of a reasonable fee to Franchisor upon its request. Franchisee will be solely responsible for all costs and expenses incurred by Franchisee and its personnel in connection with attending such meetings and conferences, including, without limitation, costs of obtaining any required certifications, travel, lodging, meals, wages and other living expenses.
(e)    On-Site Remedial Assistance. Upon the reasonable request of Franchisee or as Franchisor deems appropriate, Franchisor will, during the Term, subject to the availability of personnel, provide Franchisee with additional trained representatives who will provide on-site remedial training to Franchisee’s Restaurant personnel. Franchisee must pay Franchisor’s then-current compensation rate for the services of such trained representatives, plus their costs of travel, lodging, meals and any other reasonable out-of-pocket expenses incurred by Franchisor in providing the on-site remedial services.
6.    RESTAURANT OPERATIONS.
(a)    Standards. Franchisee understands the importance of maintaining uniformity among all of the LongHorn Steakhouse Restaurants and the importance of complying with all of Franchisor’s Standards relating to the operation of the Restaurant. Notwithstanding the foregoing, Franchisor may allow for a deviation from such Standards at its sole option.
(b)    Maintenance. Franchisee must at all times maintain the Restaurant’s interior and exterior and the surrounding area in good condition and repair, and the highest degree of cleanliness, orderliness and sanitation. Franchisee is solely responsible for maintenance, repair and replacement where necessary to maintain normal operating conditions and for any liabilities arising therefrom in accordance with this Agreement. Franchisee must comply with the requirements regarding upkeep, maintaining and replacing Operating Assets and other tangible property in accordance with the Standards established by Franchisor. Franchisee may not engage in any co-branding in or in connection with the Restaurant unless Franchisor has previously approved such co-branding in writing.
(c)    Improvements. Franchisee must, upon the request of Franchisor, make other improvements to the Restaurant premises, equipment (including computer hardware and software and related documentation), signs, interior and exterior decor items, fixtures, furnishings, supplies, and other products and materials required for the operation of the Restaurant, in accordance with Franchisor’s then-current Standards.
(d)    Suppliers. If Franchisee seeks approval of any new supplier, new Operating Assets or Products, Franchisee will provide Notice to Franchisor and such information required by Franchisor about any proposed new supplier, new Operating Assets or Products (including samples of the proposed Operating Assets or Products for examination by Franchisor) to enable Franchisor to approve or reject such supplier or items. Franchisor will have the right to require that its authorized representatives be permitted to inspect the proposed supplier’s facilities at Franchisee’s sole cost and expense. Franchisor will undertake reasonable efforts to respond to such Notice and information within thirty (30) days from the date of its receipt of all of the information Franchisor requested and completion of any facility inspection. Franchisor may terminate or withhold its approval of any supplier, new Operating Assets, or new Products that do not satisfy its Standards. Franchisee will not purchase from any unapproved supplier or use unapproved Operating Assets or Products in the Restaurant.
(e)    Operating Assets. Franchisor makes no warranties, express or implied, with respect to Operating Assets, including any statements made by Franchisor’s employees or agents, or statements contained in the Manuals, printed materials or general advertising materials. Franchisor makes no warranty of merchantability of Operating Assets or of the fitness of these items for any particular purpose. Any model or sample shown to Franchisee is provided solely to illustrate the general type, nature and quality of Operating Assets and not to represent or warrant that Operating Assets would conform to such model or sample. Franchisor is not liable for any Losses and Expenses, including, without limitation, any Consequential Damages, which may arise directly or indirectly in connection with the sale or use of the Operating Assets.
7.    COMPUTER SYSTEM AND POS SYSTEM.
(a)    Computer System. Franchisee will purchase, use, and maintain the computer system at the Restaurant prescribed by Franchisor. Franchisor may periodically modify Standards for the computer system, and, if so, Franchisee will acquire, at its cost, such modified computer system and the computer hardware and software comprising the computer system within sixty (60) days from the date of Notice from Franchisor. Franchisor may, at its sole option, charge Franchisee for any computer usage costs that Franchisor incurs as a result of Franchisee’s use of the computer system, including but not limited to a systems fee for modifications of and enhancements made to Proprietary Software that Franchisor licenses to Franchisee and other maintenance and support services that Franchisor or its Affiliates furnish to Franchisee related to the computer system. Franchisee will have sole and complete responsibility for the acquisition, operation, maintenance, and upgrading of the computer system.
(b)    POS System. Franchisee will purchase, use and maintain the POS System that Franchisor requires or otherwise approves in writing for the operation of the Restaurant. The POS System must be connected to a communications medium specified by Franchisor at all times and be capable of accessing the Internet via a designated third-party network for the purpose of implementing software, transmitting and receiving data, accessing the Internet for ordering, and maintaining the POS System. Upon Notice from Franchisor, at Franchisee’s cost and expense, the POS System will be electronically linked to Franchisor’s (or its Affiliate’s) Intranet. Franchisee will provide Franchisor access to any POS System information, at such times and in such manner as established by Franchisor, with or without notice, to retrieve such transaction information, including customer, sales, sales mix, usage, and other operations data as Franchisor deems appropriate. Franchisee will apply for and maintain debit cards, credit cards or other non-cash systems existing or developed in the future as specified by Franchisor. Franchisor may require Franchisee to periodically update, upgrade or replace the POS System, including hardware and/or software, provided that Franchisee shall not be required to replace the POS System any more frequently than once every five (5) years.
(c)    Proprietary Software. If Franchisor designates Proprietary Software, Franchisee will, at Franchisor’s written request, license or sublicense such software from Franchisor or its designee and enter into a software (sub)license agreement on Franchisor’s or such designee’s then-current form. Franchisee will purchase any periodic upgrades, enhancements or replacements to the Proprietary Software at Franchisee’s sole cost and expense. Franchisor will provide to Franchisee support services relating to the Proprietary Software as Franchisor deems advisable at a reasonable charge. Franchisee must incorporate any or all required modifications or additions within thirty (30) days after receiving Notice from Franchisor, unless a longer time period is stated in such Notice.
(d)    Intranet. Franchisor may, at its option, establish and maintain an Intranet through which Franchisor and Franchisee may communicate with each other. Franchisor will have control over all aspects of the Intranet, including the content and functionality thereof. At Franchisor's option, Franchisor may post, update and disseminate the Manuals and other Confidential Information through the Intranet. Any passwords or other digital identifications necessary to access the Manuals on the Intranet will be deemed to be part of Confidential Information. If established, Franchisee will have the mere privilege to use the Intranet, subject to Franchisee’s strict compliance with Franchisor’s Standards. Franchisee acknowledges that, as administrator of the Intranet, Franchisor can access and view any communication that any Person posts on the Intranet. Franchisee further acknowledges that the Intranet facility and all communications that are posted or to be posted to it will become Franchisor’s sole property, free of any claims of privacy or privilege that Franchisee or any other Person may assert. If established, Franchisor will have no obligation to maintain the Intranet indefinitely, and may dismantle it at any time without liability to Franchisee.
(e)    Systems Access. Franchisee may be provided access to all types of computer or electronic systems (or any substitute therefor), including, but not limited to, any third-party computer or electronic systems to which Franchisee may be given access. Franchisee will be responsible for all of Franchisee’s actions relating to such system, including use of any logon IDs, passwords or other authentication methods provided to Franchisee. All Franchisee connectivity or attempted connectivity to Franchisor’s computing systems will be only through Franchisor’s security gateways or Franchisor’s firewalls. Franchisee will not access, and will not permit unauthorized persons or entities within its control to access, Franchisor’s computing systems without Franchisor’s express written authorization, and any such actual or attempted access will be consistent with any such authorization. Franchisee will comply with Franchisor’s systems access requirements and related Standards exclusively for the performance pursuant to this Agreement.
8.    COUPONS, GIFT CARDS, AND LOYALTY PROGRAMS.
Franchisee must, at Franchisee’s expense, participate in, and comply with the requirements of, any gift certificate, gift card, stored value card, customer loyalty, or retention program that Franchisor implements for all or part of the System and must sign the forms and take any other action that Franchisor requires in order for Franchisee to participate in such programs. Without limitation, Franchisee must honor coupons, stored value cards, gift certificates, gift cards, or vouchers sold or distributed by other LongHorn Steakhouse locations and include the related proceeds in Gross Sales strictly in accordance with the Standards. Franchisee will not issue or offer any gift certificate, gift card, stored value card, customer loyalty or retention program without Franchisor’s prior written approval. Franchisee will utilize a Franchisor-approved vendor for gift card processing. Any coupon offer proposed by Franchisee must be approved by Franchisor pursuant to Section 9(l) prior to being extended.
9.    MARKETING.
(a)    Marketing Fee. Franchisee will pay Franchisor a Marketing Fee for any marketing, advertising and promotional assistance that Franchisor provides to Franchisee in the Designated Area to facilitate the promotion and brand positioning of the Marks and System in the Designated Area as set forth in Section 4(b). Such assistance may include, without limitation, menu design and development, administration of guest satisfaction surveys, and fielding calls by the LongHorn guest relations team. Franchisor may, at its sole option, increase the Marketing Fee subject to the limitations in Section 9(c).
(b)    Brand Fund. Recognizing the value of advertising and marketing to the goodwill and public image of LongHorn Steakhouse Restaurants, Franchisor may establish and administer a Brand Fund for the creation and development of marketing, advertising, and related programs and materials, including electronic, print, and Internet media, as well as the planning and purchasing of national, regional, and/or local advertising. Franchisee must contribute the Brand Fund Contribution to the Brand Fund as set forth in Section 4(c) of this Agreement. Franchisor will direct all advertising and marketing programs, including but not limited to research methods, branding, creative concepts and materials, sponsorships, and endorsements used in connection therewith; selection of geographic and media markets; and media placement and the allocation thereof. Franchisor may use the Brand Fund to pay the costs of research, creation and production of video, audio, electronic, and written advertising and marketing programs; administration of regional, multiregional, and national advertising and marketing programs, product and customer research and surveys, and testing and related development activities; promotional events; purchasing and participating in online, social media, radio, television, and billboard advertising and programming; employing marketing, social media, advertising and promotional agencies to assist therewith; conducting community relations activities; and supporting public relations, maintenance of the System websites, and online presence; and such other advertising, marketing, and promotional activities as Franchisor determines are appropriate for the LongHorn Steakhouse Restaurants and the Marks and System under which they operate. For the avoidance of doubt, Franchisee will ultimately be responsible for the costs associated with the placement of any such marketing and media; that is, Franchisee will either reimburse Franchisor for media and marketing placement or directly pay a third-party advertiser for placement of the media or marketing materials. The Brand Fund will furnish Franchisee with samples of advertising, marketing formats, promotional formats, and other materials at no additional cost when Franchisor deems appropriate. Multiple copies of such materials will be furnished to Franchisee at Franchisee’s cost plus any related shipping, handling, and storage charges. Franchisor may, at its sole option, increase the Brand Fund Contribution subject to the limitations in Section 9(c).
(c)    Accounting. The Brand Fund will be accounted for separately from Franchisor’s other funds and will not be used to defray any of Franchisor’s general operating expenses, except for such reasonable salaries, administrative costs, travel expenses, and overhead as Franchisor may incur in activities related to the administration of the Brand Fund and its programs, including as described in Section 9(b) and with respect to collecting and accounting for contributions to the Brand Fund. The Brand Fund is operated solely as a conduit for collecting and expending the Brand Fund Contributions described in Section 4(c). Franchisor has no fiduciary duty to Franchisee or its Affiliates, Owners or any other franchisees with regard to the operation or administration of the Brand Fund. Franchisor may spend, on behalf of the Brand Fund, in any fiscal year, an amount that is greater or less than the aggregate contribution of all LongHorn Steakhouse Restaurants to the Brand Fund in that year, and the Brand Fund may borrow from Franchisor or others to cover deficits or may invest any surplus for future use. All interest earned on monies contributed to the Brand Fund will be used to pay advertising costs before other assets of the Brand Fund are expended. Franchisor will prepare an unaudited annual statement of monies collected and costs incurred by the Brand Fund and furnish the statement to Franchisee, upon its written request. Franchisor will have the right to cause the Brand Fund to be incorporated or operated through a separate entity at such time as Franchisor deems appropriate, and such successor entity will have all of the rights and duties specified herein.
(d)    Proportionality. Franchisee acknowledges that the Brand Fund is intended to maximize recognition of the Marks and patronage of LongHorn Steakhouse Restaurants. Although the Franchisor will endeavor to utilize the Brand Fund to develop advertising and marketing materials and programs and to place advertising that will benefit the System, Franchisor undertakes no obligation to ensure that expenditures by the Brand Fund in or effecting any geographic area are proportionate or equivalent to the contributions to the Brand Fund by LongHorn Steakhouse

Restaurants operating in that geographic area. Nor is Franchisor under any obligation to ensure that any LongHorn Steakhouse Restaurant will benefit directly or in proportion to its Brand Fund Contribution paid to the Brand Fund from the development of advertising and marketing materials or the placement of advertising, or that all LongHorn Steakhouse Restaurants will pay the same Brand Fund Contribution. Except as expressly provided in this Section 9, Franchisor assumes no direct or indirect liability or obligation to Franchisee with respect to collecting amounts due to, or maintaining, directing or administering the Brand Fund. Franchisor does not act as trustee or in any fiduciary capacity with respect to the Brand Fund.
(e)    Deferrals or Reductions. Franchisor reserves the right to defer or reduce Brand Fund Contributions of any LongHorn Steakhouse Restaurant, upon thirty (30) days’ prior Notice, to reduce or suspend Franchisee’s payment of contributions to the Brand Fund, suspend operation of the Brand Fund for one or more time periods of any length, and to terminate (and if terminated, to reinstate) the Brand Fund. If the Brand Fund is terminated, all unspent monies on the date of termination accrued will be distributed to LongHorn Steakhouse franchisees in proportion to their respective contributions to the Brand Fund accrued during the preceding three (3) month period, and such amounts will be added to amounts required to be expended pursuant to Section 4.
(f)    Local Marketing Expenditures. In addition to the contributions that Franchisee pays to the Brand Fund, if applicable, Franchisee must spend for local advertising and promoting the Restaurant such amounts as Franchisor establishes from time to time, which when combined with the amount Franchisee has paid in Marketing Fees and Brand Fund Contributions for the applicable fiscal quarters (if any), will not be less than percent ( %) and will not exceed percent ( %) of Gross Sales (allocated by Franchisor, at its sole option, among the Marketing Fee, Brand Fund, and for Local Marketing Expenditures), during any period consisting of four (4) consecutive fiscal quarters. These are designated as Local Marketing Expenditures. At Franchisor’s request, Franchisee will furnish Franchisor with copies of invoices and other documentation reasonably satisfactory to Franchisor evidencing compliance with this Section 9. If Franchisor determines that Franchisee’s Location Marketing Expenditures, combined with the Marketing Fees and Brand Fund Contributions, total less than the then-current percentage of Gross Sales required by Franchisor during the then-most recently completed four consecutive fiscal quarters, Franchisor may notify Franchisee of any additional amounts that Franchisee must spend (up to the then-current percentage of Gross Sales required by Franchisor) on local marketing, and if Franchisee has not spent such additional amounts (in addition to any ongoing marketing requirements) by the end of the fiscal quarter in which Franchisee receives such Notice, then Franchisor may collect those unspent amounts directly from Franchisee’s account pursuant to Section 4(g) and contribute them to the Brand Fund or use them for other marketing and promotional purposes normally attributable to the use of the Marketing Fees, without any liability or obligation to use such funds for Franchisee’s local advertising. Franchisor will provide Franchisee with not less than thirty (30) days’ Notice of any determination which changes the amount of the Local Marketing Expenditures Franchisee must spend. Franchisee will utilize throughout the Term an advertising/marketing agency acceptable to Franchisor. Franchisor may withdraw its approval at any time if such agency fails to follow Franchisor’s Standards or other guidelines for advertising as described in the Manual. The Local Marketing Expenditures will be used to pay for the cost of implementing local marketing plans developed by Franchisor and adapted and implemented by Franchisee with Franchisor’s approval. For these purposes, advertising expenditures include amounts spent by Franchisee for advertising media and community relations, such as television, radio, Internet, newspaper, billboards, posters, direct mail, collateral and promotional items, advertising on public vehicles (transit and aerial) and the cost of producing approved materials necessary to participate in these media. Local Marketing Expenditures do not include amounts spent for items which Franchisor, in its sole judgment, deems inappropriate for meeting the minimum requirement for Local Marketing Expenditures, including permanent on-premises signs, point of purchase materials and store hours, complimentary charges, donations, lighting, menus, personnel salaries or administrative costs, transportation vehicles (even though such vehicles may display the Marks), discounts, free offers and personnel or crew member incentive programs.
(g)    Special Promotions. Franchisee will participate in all customer surveys and satisfaction audits as Franchisor may require from time to time, which may require Franchisee to provide discounted or complimentary Products. Additionally, Franchisee will participate in any customer complaint resolution and other programs as Franchisor may reasonably establish for all or part of the System, which programs may include, without limitation, providing discounts or refunds to customers. For any such sales, the amount actually paid by the guest after the discount, rather than the original amount, will be considered for purposes of Gross Sales.
(h)    Grand Re-Opening. Franchisee may, with Franchisor’s advice and subject to its prior written consent, plan, advertise and promote the Grand Re-Opening. At least thirty (30) days before the date of the Grand Re-Opening, the advertising plans and budget for the Grand Re-Opening must be submitted to and approved in writing by Franchisor.
(i)    Press Releases. No public communication, press release or announcement regarding this Agreement, the transactions contemplated hereby, the operation of the Restaurant, or any Crisis Management Event will be made by Franchisee without Notice to Franchisor and Franchisor’s prior approval of such communication, press release or announcement. Franchisee will not disclose the substance of this Agreement to any third party except as necessary to obtain a lease or renewal or obtain any permit, license or other approvals, or to the extent required by the lawful order of any court of competent jurisdiction having jurisdiction over Franchisee, provided that Franchisee will give Franchisor prior Notice of such potential disclosure and provide Franchisor a reasonable opportunity to challenge and prevent the disclosure of such information.

(j)    Positioning. Franchisee must adhere to Franchisor’s Standards and other guidance on brand positioning with respect to pricing, product offerings and other key brand presentation attributes.
(k)    Maximum Menu Item Price Policy.  Franchisee will charge menu item prices no higher than those specified from time to time by Franchisor in its menus, Manuals or otherwise in writing.  Franchisee’s failure materially to comply with this policy will authorize Franchisor to increase the Royalty Fee set forth in Section 4 and as described in the Summary Pages in an amount to be determined by Franchisor at its sole option.
(l)    Truthful Advertising, Marketing, and Promotion. Any advertising, promotion, and marketing Franchisee conducts must be factually accurate and not misleading and conform to the highest standards of ethical marketing and the promotion of policies which Franchisor prescribes from time to time, including, but limited to, the Standards. Samples of all advertising, promotional, and marketing materials which Franchisor has not prepared or previously approved in writing within the prior twelve (12) months must be submitted to Franchisor for approval (except as to prices charged) before Franchisee may use them. Franchisee may not use any advertising or promotional materials that Franchisor has not approved in writing or disapproved. Franchisor will own the copyrights to any materials so submitted, whether approved by Franchisor or not. In all cases, Franchisor has control over any profiles that use or relate to the Marks, that display the Marks, or that are maintained on social media outlets, including without limitation Facebook, Instagram, Twitter, Pinterest, Foursquare, and all other similar outlets that may exist in the future. Franchisor may use part of the Brand Fund monies collected under this Agreement to pay or reimburse the costs associated with the development, maintenance, and update of such profiles. Franchisor may (but need not) establish guidelines pursuant to which Franchisee may establish profiles or otherwise establish a presence on such social media outlets. In such event, Franchisee must comply with the Standards imposed from time to time on such use. Franchisee agrees to sign over control of any social media accounts or profiles, with fan bases intact, and provide access to reports and history of promotion performance, upon Franchisor’s request.
10.    OPERATIONAL STANDARDS.
(a)    Manuals. Franchisee will comply with Franchisor’s Standards as set forth in the Manuals and as may from time to time otherwise be prescribed in writing. Franchisor has provided to Franchisee one copy of each of its Manuals “on loan” for the Term. Franchisor may make the Manuals and related Standards available to Franchisee via the Intranet. Franchisor may periodically update and amend the Manuals and will notify Franchisee in writing of any such updates or amendments, which will thereupon become a part of the Manuals. Franchisee must comply with all written updates and amendments to the Manuals. In the event of a dispute relating to the contents of the Manuals, the master copy that Franchisor maintains at its principal office or on the Intranet, as designated by Franchisor, will prevail. If Franchisee’s hard copy of the Manuals is lost, destroyed or significantly damaged, Franchisee will obtain a replacement copy at the then-applicable charge to reimburse cost of replacement. Franchisee will use the digital version of the Manuals in their current form available to Franchisee on the Intranet as instructed. Franchisee will treat the Manuals as confidential and maintain the information in the Manuals as Confidential Information. Franchisee will return all hard copies of the Manuals to Franchisor immediately on expiration or earlier termination of this Agreement.
(b)    Compliance with Applicable Law; Operating Permits. Franchisee will develop and at all times operate the Restaurant in full compliance with Applicable Law, including but not limited to all restaurant, food, and beverage services conducted at or from the Restaurant. Franchisee must notify Franchisor in writing immediately upon the commencement of any legal action, suit, or proceeding, any administrative action, or the issuance of an order of any court, agency, or other governmental instrumentality, which may adversely affect the development, occupancy, or operation of the Restaurant or Franchisee’s financial condition; or the delivery of any notice of violation or alleged violation of any Applicable Law, including those relating to health or sanitation at the Restaurant. All of Franchisee’s advertising and promotion must be factually accurate and must conform to the highest standards of ethical advertising. Franchisee will refrain from any business or advertising practice which may be injurious to Franchisor’s business, to the business of other LongHorn Steakhouse Restaurants, or to the goodwill associated with the Marks. Franchisee will be solely responsible for procuring and continuously maintaining thereafter all approvals, permits, and/or licenses required for the development and operation of the Restaurant.
(c)    Hours of Operation. Franchisee will operate the Restaurant during the hours and on the days prescribed by Franchisor in the Manuals or otherwise approved in advance in writing by Franchisor.
(d)    Trade Accounts. With respect to any supplier, Franchisee will maintain its trade accounts in a current status and will seek to resolve any disputes with such suppliers promptly. If Franchisee fails to maintain such trade accounts on a current status, to timely pay any amounts owing to any other third parties providing services, Franchisor may, but is not required to, pay any such amounts and/or perform such obligations on Franchisee’s behalf. If Franchisor elects to pay any such amounts, then Franchisee must promptly reimburse Franchisor, upon receipt of Franchisor’s invoice, for such amounts and its administrative services in doing so. Franchisor may also set off the amount of any such reimbursement against any payments due to Franchisee at its sole option.
(e)    Proprietary Products. Franchisor may develop or acquire for use in the System certain Products which are prepared from highly confidential secret recipes and which are trade secrets of Franchisor and/or its Affiliates. Because of the importance of quality and uniformity of production and the significance of such Products in the System, it is to the mutual benefit of the Parties that Franchisor closely control the production and distribution of such Products. Accordingly, if such Products become a part of the System, Franchisee will use only Franchisor’s secret recipe Products and will purchase, at the prevailing price plus freight, taxes, and other costs of delivery, solely from Franchisor or a from a source designated by Franchisor, all of Franchisee’s requirements for such Products, including without limitation, all Proprietary Products.
(f)    Uniforms and Employee Appearance. Franchisee will cause all employees, while working in the Restaurant, to wear uniforms as Franchisor may periodically designate, and to present a neat and clean appearance in accordance with the Standards. If Franchisor changes the type of uniform utilized by Franchisee, Franchisee will have ninety (90) days from the date of its receipt of Franchisor’s Notice to discontinue use of its existing inventory of uniforms and implement the approved type of uniform.
(g)    Approved Products; Menus. Franchisee must comply with all of Franchisor’s Standards relating to the purchase of all food and beverage items, ingredients, Products, fixtures, furnishings, equipment (including computer hardware, software and related documentation), decor items, signs, catering or delivery vehicles, materials, supplies, small wares paper goods, and other Products used or offered for sale at the Restaurant. Franchisee must acquire such items from suppliers (including manufacturers, distributors and other sources) who continue to demonstrate the ability to meet Franchisor’s then-current Standards for these and other items used or offered for sale at LongHorn Steakhouse Restaurants; who possess adequate quality controls and capacity to supply Franchisee’s needs promptly and reliably; who have been approved in writing by Franchisor prior to any purchases by Franchisee from any such supplier; and who have not thereafter been disapproved by Franchisor. Franchisee must maintain in sufficient supply and use and sell at all times only such food and beverage items, ingredients, Products, materials, supplies, small wares, and paper goods that conform to Franchisor’s Standards. Franchisee must prepare all menu items in accordance with Franchisor’s recipes and procedures for preparation contained in the Manuals or other written directives, including, but not limited to, the prescribed measurements of ingredients. Franchisee will refrain from deviating from Franchisor’s Standards, including without limitation by the use or offer of non-conforming items or differing amounts of any items, without Franchisor’s prior written consent. Franchisee must sell or offer for sale all menu items, Products and services required by Franchisor and utilizing the method, manner and style prescribed by Franchisor, as expressly authorized by Franchisor in writing. Franchisee must sell and offer for sale only the menu items, Products, and services that have been expressly approved for sale in writing by Franchisor. Franchisee must immediately discontinue selling and offering for sale any menu items, Products, or services and any method, manner, or style of distribution which Franchisor may, at its sole option, disapprove in writing at any time. Franchisee will only use and display menus that have been prescribed or approved in advance in writing by Franchisor. Any and all recipes or menu changes submitted by Franchisee to Franchisor for inclusion on the menu will become the property of

Franchisor, and Franchisee will execute all documents necessary to convey all rights and title, including all rights in such recipes, to Franchisor. Unless Franchisor consents, Franchisee will not sell, dispense, give away, or otherwise provide food or beverage Products or other items, except by means of retail sales or complimentary meals to employees and/or customers at the Restaurant, a program of charitable giving, or as otherwise approved in advance in writing by Franchisor.
(h)    System Changes. Franchisee must, at its sole cost and expense, promptly comply with any changes made to System by Franchisor, including, but not limited to, changes in preparation, operations, and appearance of the Restaurant (including any remodeling and renovation to the interior or exterior of the Restaurant) or purchases of Operating Assets as are required by Franchisor in writing. Franchisee may be required to attend meetings, at its own cost and expense, to discuss any System changes. If Franchisor requests that changes be made to the Restaurant, Franchisor will provide Franchisee with a sample layout for the interior and exterior changes to be made and a set of typical preliminary plans. Franchisee will, at its sole cost and expense, employ architects, designers, engineers, contractors and others as may be necessary to complete, adapt, modify or substitute the sample plans for the Restaurant. Franchisee must obtain Franchisor’s prior written approval of any and all changes in the plans before commencing construction or implementing such changes. Franchisor will have access to the Restaurant while work is in progress and may require such reasonable alterations or modifications of the construction at the Restaurant, at Franchisee’s sole cost and expense, as Franchisor deems necessary to conform to its Standards.
(i)    Alcoholic Beverages. Franchisee will provide alcoholic beverage services at the Restaurant continuously throughout the Term. Franchisee will be solely responsible for compliance with Applicable Law, and will procure and continuously maintain any approval, permit, and/or license that is required in connection with the sale of alcoholic beverages at the Restaurant.
(j)    Off-Site Sales. If Franchisee wishes to implement a delivery program, a take-out program or a catering program, Franchisee will prepare a program plan to be submitted to Franchisor for its approval in accordance with any requirements periodically specified in the Manuals. Franchisee will not deliver, prepare, or serve any food or beverage Products away from the Restaurant unless Franchisor has approved the program plan in writing.
11.    REPRESENTATIONS, WARRANTIES, AND COVENANTS.
(a)    Franchisee warrants that it is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation; it has the necessary consents, approvals, licenses and/or permits to carry out the business activities contemplated by this Agreement; it will furnish such other information about its organization or formation as Franchisor may reasonably request to confirm the same; and the execution and delivery of this Agreement has been duly authorized by it.

(b)    If Franchisee is not publicly traded (i.e., less than twenty percent (20%) of its equity shares that are entitled to participate in the election of its Board of Directors are traded on a national exchange in the United States), it will disclose to Franchisor all Equity Interests in excess of five percent (5%) of all Equity Interests in Franchisee and will disclose to Franchisor all beneficial owners, directors, officers, employees or agents of Franchisee who are government officials. Franchisee will provide Franchisor with such financial information as Franchisor may periodically request for Franchisee and the Owner of Franchisee, including copies of unaudited financial statements to be delivered to Franchisor on a quarterly basis, within twenty (20) days after the end of each calendar quarter, and copies of audited financial statements, to be delivered to Franchisor on an annual basis, no later than sixty (60) days after the end of each calendar year.
(c)    If Franchisee is not publicly traded, Franchisee’s Owner will execute and deliver to Franchisor a Guaranty and Assumption of Obligations in the form attached hereto as Exhibit A.
12.    MANAGEMENT AND PERSONNEL.
At all times throughout the Term, Franchisee will hire, train and supervise personnel sufficient to meet its obligations under this Agreement in accordance with the Standards as set forth in the Manuals or otherwise in writing by Franchisor. Franchisee will maintain a competent, conscientious, trained staff and take such steps as are necessary to ensure that its employees preserve good customer relations and meet every requirement imposed by Applicable Law.
(a)    Restaurant General Manager. Concurrently with the execution of this Agreement, Franchisee must designate and retain at all times a Restaurant General Manager who meets Franchisor’s educational, experience, financial and other reasonable criteria for such position, as set forth in the Manuals or otherwise in writing by Franchisor. The Restaurant General Manager must have previously attended and completed to Franchisor’s satisfaction, or must attend and complete prior to working in the Restaurant, Initial Training to Franchisor’s satisfaction as described in Section 5. The Restaurant General Manager will report to the Vice President of Restaurant Operations. If, during the Term of this Agreement, the Restaurant General Manager is not able to continue to serve in such capacity or no longer qualifies to act as such in accordance with this Section 12(a), Franchisee must promptly notify Franchisor in writing and designate a replacement within thirty (30) days after the Restaurant General Manager ceases to serve, such replacement being subject to the same qualifications listed above. Franchisee must provide for interim management of the Restaurant until such replacement is so designated, such interim supervision to be conducted in accordance with the terms of this Agreement. Any failure to comply with the requirements of this Section 12(a) will be deemed a material Event of Default under this Agreement.
(b)    Restaurant Manager. Concurrently with the execution of this Agreement, Franchisee must designate and retain at all times a sufficient number of Restaurant Managers who satisfy Franchisor’s educational, experience, financial and other reasonable criteria for such position, as set forth in the Manuals or otherwise in writing by Franchisor. At least one (1) Restaurant Manager must be present at the Restaurant during all hours of operation to ensure that the Restaurant is at all times under the direct supervision of Restaurant Managers, who will report to the Restaurant General Manager.
(c)    Vice President of Restaurant Operations. Concurrently with the execution of this Agreement, Franchisee must designate and retain at all times a Vice President of Restaurant Operations who will meet Franchisor’s educational, experience, financial and other reasonable criteria for such position, as set forth in the Manuals or otherwise in writing by Franchisor. The Vice President of Restaurant Operations must have previously attended and completed to Franchisor’s satisfaction, or must attend and complete prior to working in the Restaurant, Initial Training to Franchisor’s satisfaction, as described in Section 5. The Vice President of Restaurant Operations will supervise the Restaurant General Managers and other senior managers and the operations of each LongHorn Steakhouse Restaurant that Franchisee owns. The Vice President of Restaurant Operations may not be involved in or supervise any other business or restaurant concept outside of LongHorn Steakhouse Restaurants. If, during the Term of this Agreement, the Vice President of Restaurant Operations is not able to continue to serve in such capacity or no longer qualifies to act as such in accordance with this Section 12(c), Franchisee must promptly notify Franchisor in writing and designate a replacement within thirty (30) days after the Vice President of Restaurant Operations ceases to serve, such replacement being subject to the same qualifications listed above. Franchisee must provide for interim management of all Restaurants owned by Franchisee that the Vice President of Restaurant Operations supervised until such replacement is so designated, such interim supervision to be conducted in accordance with the terms of this Agreement. Any failure to comply with the requirements of this Section 12(c) will be deemed a material Event of Default under this Agreement.
(d)    Other Personnel. Franchisee will be solely responsible for all employment and personnel decisions involving other personnel, including but not limited to the hiring, firing, discipline, supervision, direction, scheduling, and compensation of such additional managers and support personnel for the Restaurant. Franchisee will ensure that each such employee receives the Initial Training and any additional training that Franchisor requires. Franchisor will not be involved in, or responsible for, employment and personnel matters and decisions made by Franchisee.
13.    RECORDS, AUDITS, AND INSPECTIONS.
(a)    Accounting and Records. Franchisee will obtain and be solely responsible for its own accounting services and any required hardware or software related thereto. Franchisee will at all times maintain accurate and complete records as specified in the Manuals, including, without limitation, sales, inventory and expense information, in order to generate the reports requested by

Franchisor. To the extent that Franchisor may provide support for accounting software used by Franchisee, such support will only be provided with respect to the accounting software then used by Franchisor in the operation of its own Restaurants.
(b)    Inspections and Audits. Franchisor and its designated agents or representatives will have the right at any time, provided Franchisor will use reasonable efforts to avoid any disruption of or interference with the operation of the Restaurant during normal business hours, to:
(1)    obtain samples of any Products for testing and analysis;
(2)    enter the premises, observe, photograph and videotape the operations of the Restaurant for such consecutive or intermittent periods as Franchisor deems necessary and otherwise inspect the Restaurant;
(3)    interview personnel and customers of the Restaurant; and
(4)    inspect, examine, audit, and copy any books and records relating to Franchisee’s operation of the Restaurant. Franchisee will fully cooperate with Franchisor in connection with any such activities; present to its customers such evaluation forms that Franchisor periodically prescribes; and participate and/or request its customers to participate in any surveys performed by Franchisor or on its behalf. Franchisor will notify Franchisee in writing of any unsatisfactory conditions discovered, and Franchisee will correct any such deficiencies and repair any conditions immediately. Any audit, examination, or inspection will be at Franchisor’s cost and expense unless Franchisor is conducting the audit, examination, or inspection due to Franchisee’s failure to submit Reports, or unless the Reports submitted by Franchisee for the Reporting Period show an understatement of Gross Sales by percent ( %) or more and/or a corresponding underpayment of Royalty Fees, in which cases all reasonable and necessary costs and expenses related to such examination will be paid by Franchisee (including, without limitation, reasonable accounting and attorneys’ fees). Franchisee will immediately pay Franchisor upon demand any deficiency in any fees plus interest as specified in Section 4. These remedies will be in addition to any other remedies Franchisor may have at law or in equity.
(c)    Financial Reports. Within twenty (20) days after the end of each calendar quarter, Franchisee will deliver to Franchisor a profit and loss statement with respect to the operation of the Restaurant during the immediately preceding calendar quarter. Within sixty (60) days after the end of each fiscal year, Franchisee will deliver to Franchisor an annual profit and loss and source and use of funds statements and a balance sheet as of the end of such fiscal year. Franchisee will also deliver to Franchisor any other financial data or reports that Franchisor may reasonably periodically request, in the form, manner, and frequency requested. Each report will be signed or otherwise verified by Franchisee. Franchisor may require Franchisee to report in a manner reasonably directed by Franchisor.

14.    INSURANCE.
(a)    Insurance Coverage. Franchisee must obtain and maintain in effect for the Restaurant comprehensive and general liability insurance, including personal and advertising injury coverage, products liability insurance, and coverages for fire legal liability and medical expenses; All Risk property insurance, including fire and extended coverage, vandalism, and malicious mischief insurance for the replacement value of the Franchisee Restaurant premises and its contents; crime insurance, including employee dishonesty and loss of money and securities (both inside and outside the premises); and such other insurance policies, such as business interruption insurance, automobile, employers’ liability and unemployment insurance and workers’ compensation insurance or substantial equivalent coverages. All insurance policies must be issued by a responsible carrier or carriers rated “A” or better by the A.M. Best Company, Inc., and otherwise approved by Franchisor; contain such types and minimum amounts of coverage, exclusions and maximum deductibles as Franchisor prescribes from time to time; name Franchisor and Franchisor’s Affiliates as additional insureds (which may be fulfilled by including Franchisor and its Affiliates on Franchisee’s policy schedule so long as the coverage that Franchisor and its Affiliates receive is equivalent to the coverage that Franchisor and its Affiliates would receive as additional insureds); include a waiver of subrogation provision or endorsement in favor of Franchisor and Franchisor’s Affiliates on the workers’ compensation (or substantial equivalent, approved by Franchisor), general liability and automobile policies; provide for thirty (30) days prior written Notice to Franchisor of any material modification, cancellation, or expiration of such policy; and include such other provisions as Franchisor may require from time to time. At Franchisor’s request, Franchisee must furnish Franchisor with such evidence of insurance coverage, including all schedules thereto that evidence coverage of Franchisor and Franchisor’s Affiliates. If Franchisee fails or refuses to maintain any required insurance coverage, or to furnish satisfactory evidence thereof, Franchisor, at Franchisor’s option and in addition to Franchisor’s other rights and remedies hereunder, may obtain such insurance coverage on Franchisee’s behalf. If Franchisor does so, Franchisee must fully cooperate with Franchisor in Franchisor’s effort to obtain such insurance policies and pay Franchisor any costs and premiums that Franchisor incurs. Franchisee’s obligation to maintain insurance coverage is not diminished in any manner by reason of any separate insurance Franchisor may choose to maintain, nor does it relieve Franchisee of Franchisee’s obligations under this Section 14.
15.    PROTECTION OF MARKS AND RELATED PROPRIETARY RIGHTS.
(a)    Goodwill in Marks. Franchisee’s right to use Marks is derived solely from this Agreement and limited to its operation of the Restaurant pursuant to and in compliance with this Agreement and the Standards Franchisor periodically prescribes during the Term. Franchisee’s use of Marks and any goodwill established by such use will be exclusively for Franchisor’s benefit and this Agreement does not confer any goodwill or other interests in Marks upon Franchisee other than the right to operate the Restaurant in compliance with this Agreement.
(b)    Limitations on Franchisee’s Use of Marks. Franchisee will use Marks as the sole identification of the Restaurant, except that Franchisee must identify itself as the independent owner thereof in the manner Franchisor prescribes. Franchisee may not use any Mark as part of any Entity name or with any prefix, suffix, or other modifying words, terms, designs, or symbols (other than logos licensed to Franchisee hereunder), or in any modified form, nor may Franchisee use any Mark in connection with the performance of any unauthorized services or sale of any unauthorized products; as part of any domain name, electronic address, metatag, or otherwise on the Internet or in connection with any website (unless expressly authorized in writing by Franchisor); or in any other manner that Franchisor has not expressly authorized in writing. Franchisee will display Marks in the manner Franchisor prescribes at the Restaurant, on supplies or materials Franchisor designates, and in connection with forms and advertising and marketing materials. Franchisee’s unauthorized use of Marks will be a material breach of this Agreement and an infringement of Franchisor’s rights in and to Marks.
(c)    Notification of Infringements and Claims. Franchisee will notify Franchisor immediately of any apparent infringement or challenge to its use of any Mark, or of any claim by any Person of any rights in any Mark, and will not communicate with any Person other than Franchisor and its attorneys, and Franchisee’s attorneys, in connection with any such infringement, challenge or claim. Franchisor has the sole right and option to take such action as it deems appropriate and the right to control exclusively any litigation arising out of any such infringement, challenge or claim or otherwise relating to any Mark, including the taking of such legal steps as may be available to Franchisor under Applicable Law to prevent infringement of the rights granted under this Agreement. Franchisee will sign any and all instruments and documents, render such assistance and do such acts and things as, in the opinion of Franchisor’s attorneys, may be necessary or advisable to protect and maintain Franchisor’s interests in Marks.
(d)    Discontinuance of Use of Marks. Franchisor may, at any time, at its sole option, require Franchisee to use any additional or alternative Marks. If Franchisor deems it advisable to modify or discontinue the use of any Mark and/or use one or more additional, alternative or substitute trade or service marks, Franchisee will comply with Franchisor’s directions within a reasonable time after receiving Notice from Franchisor. All costs and expenses relating to the modification or discontinuance of the use of any Mark and/or the use of one or more additional, alternative or substitute trade or service marks will be paid by Franchisee. All provisions of this Agreement applicable to Marks apply to any additional, alternative or substitute trade and service marks or other commercial symbols that Franchisor authorizes Franchisee to use pursuant to this Agreement.

(e)    Representations and Warranties About the Marks. Franchisor represents that it or its Affiliates are the exclusive owner of Marks and all other intellectual property provided or to be provided to Franchisee. Neither Franchisee nor any of its Affiliates will use Marks in their corporate name, nor will they use Franchisee’s own name or any other name, word, or symbol in connection with Marks without Franchisor’s prior written consent. Franchisee will immediately inform Franchisor of any suspected or known infringement of or challenge to Franchisor’s Marks, rights, and systems by others and will assist and cooperate with Franchisor in taking such action, at Franchisor’s own expense, as Franchisor deems appropriate.
16.    ANTI-CORRUPTION, ANTI-BOYCOTT, AND ANTI-TERRORISM LAWS.
Franchisee represents and warrants to Franchisor that: (i) neither Franchisee nor, to the best of its knowledge after reasonable inquiry, any of Franchisee’s Owners or any executive officer of Franchisee is identified, either by name or an alias, pseudonym or nickname, on the lists of “Specially Designated Nationals” or “Blocked Persons” maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (texts available at www.treas.gov/offices/enforcement/ofac/); (ii) neither Franchisee nor any Owner is directly or indirectly owned or controlled by the government of any country that is subject to a United States embargo; (iii) neither Franchisee nor any Owner acts or will act directly or indirectly on behalf of the government of any country that is subject to a United States embargo; and (iv) neither it nor any of Franchisee’s Owners or executive officers have violated, and Franchisee will not violate and will cause Franchisee’s Owners and executive officers not to violate, any Applicable Law prohibiting money laundering or the aid or support of Persons who conspire to commit acts of terror against any Person or government, including acts prohibited by the U.S. Patriot Act (text available at http://www.epic.org/privacy/terrorism/hr3162.html), U.S. Executive Order 13224 (text available at http://www.treas.gov/offices/enforcement/ofac/legal/eo/ 13224.pdf), or any similar Applicable Law. Each of these representations and warranties are continuing and Franchisee will notify Franchisor in writing immediately of the occurrence of any event which renders the foregoing representations and warranties of this section incorrect. The foregoing constitute continuing representations and warranties, and Franchisee will immediately notify Franchisor in writing of the occurrence of any event or the development of any circumstance that might render any of the foregoing representations and warranties of this Section 16 false, inaccurate, or misleading or which constitutes a breach of any of the covenants of this Section 16.
17.    TRANSFERABILITY OF INTEREST.
(a)    Transfer by Franchisor. This Agreement is fully assignable by Franchisor, in whole or in part, without the consent of Franchisee, and inures to the benefit of any assignee or other legal successor to the interests of Franchisor.

(b)    Transfer by Franchisee. Franchisee understands and acknowledges that the rights and duties created by this Agreement are personal to Franchisee, and that Franchisor has granted rights under this Agreement in reliance on the business skill, financial capacity and personal character of Franchisee. Accordingly, no Transfer is permitted or authorized without Franchisor’s prior written approval, which will not be unreasonably withheld.
(c)    Conditions for Approval of Transfer. If the Transfer is of this Agreement or Control, or is one of a series of Transfers (regardless of the time period over which such Transfers occur) which in the aggregate constitute the Transfer of this Agreement or Control of Franchisee, Franchisor will approve a Transfer only if all of the following conditions are met prior to or concurrently with the proposed effective date of the Transfer:
(1)    Franchisee (and its Owners if Franchisee is not publicly traded) have paid all Royalty Fees and other amounts owed to Franchisor and its Affiliates, submitted all required reports and statements and otherwise are in full compliance with this Agreement.
(2)    The proposed transferee (and its direct and indirect owners): (i) have sufficient business experience, aptitude and financial resources to operate the Restaurant; (ii) are individuals of good character and otherwise meet Franchisor’s then-applicable Standards for Restaurant franchisees; (iii) are not engaged and will not engage in the operation or ownership of a Competitive Business, and will engage only in the operation of the Restaurant; and (iv) will cooperate with reasonable due diligence as requested by Franchisor prior to the proposed effective date of the Transfer.
(3)    The transferee (or its owners) have agreed to complete Franchisor’s Initial Training program and provide Franchisor with a business plan for the Restaurant acceptable to Franchisor. Transferee must retain the Persons currently employed at the Restaurant in the positions identified in Section 12, and, if not employed as of the effective date of the Transfer, Persons meeting the criteria for the positions set forth in Section 12 must be retained or employed in connection with the operation of the Restaurant during the Term and any replacement of such Person or position must satisfy the criteria in Section 12.
(4)    The transferee (and its owners) has agreed to be bound by all of the terms and conditions of this Agreement and sign the ancillary documents Franchisor requires for Restaurant franchisees (and their owners).
(5)    Franchisee and the transferee (and its owners) have agreed to the terms of a purchase and sale agreement for the Operating Assets and assumption of any lease of the premises and any applicable equipment.

(6)    Franchisee or the transferee pays to Franchisor a Transfer Fee in connection with the Transfer, including the costs and expense of training the transferee (or its owners) and its employees.
(7)    Franchisee (and its transferring Owners if Franchisee is not publicly traded) and Franchisor have executed a general release, in form satisfactory to Franchisor, releasing each other from any and all claims against each other and their shareholders, officers, directors, employees and agents.
(d)    Effect of Franchisor’s Consent. Any Transfer without Franchisor’s consent constitutes a material breach of this Agreement and is void and of no effect. Franchisor’s consent to a Transfer does not constitute a representation as to the fairness of the terms of any contract between Franchisee and the transferee, a guarantee of the prospects of success of the Restaurant or transferee, or a waiver of any claims Franchisor may have against Franchisee (or its Owners) or of its right to demand the transferee’s exact compliance with any of the terms or conditions of this Agreement.
18.    RESTRICTIVE COVENANTS.
Franchisee recognizes that Franchisor has developed goodwill in Restaurant operations and must protect the Marks, Confidential Information, and System.
(a)    Non-Compete. Franchisee and its Owners covenant and agree that during the Term of this Agreement, and for a continuous uninterrupted period of two (2) years following its expiration, termination, or an approved Transfer, Franchisee and its Owners will not, without Franchisor’s prior written consent, either directly or indirectly, for itself or themselves, or through, on behalf of, or in conjunction with, any Person, firm, partnership, corporation, or other Entity own, maintain, operate, be employed by, engage in, franchise, lease property to, advise, help, make loans to, or have any interest in, either directly or indirectly, any Competitive Business. During the Term, this restriction applies to any Competitive Business located within the United States. Following the expiration of the Term, earlier termination of this Agreement, or an approved Transfer of this Agreement, this restriction will apply to any Competitive Business located (i) within the Designated Area; (ii) at or within 3 miles of the Operating Restaurant; or (iii) within 3 miles of any then-existing LongHorn Steakhouse Restaurant, except as otherwise approved in writing by Franchisor. If any part of these restrictions is found to be unreasonable in time or distance, each month of time or mile of distance may be deemed a separate unit so that the time or distance may be reduced by appropriate order of the court to that deemed reasonable.
(b)    Non-Disclosure of Confidential Information. Franchisee (and its Owner) acknowledge that all Confidential Information is economically valuable, that such value is derived from such Confidential Information not being generally known to others, that reasonable efforts have been taken by Franchisor to maintain the secrecy and confidentiality of Confidential Information, and that Franchisee has entered into this Agreement in order to use such Confidential Information to the economic benefit of Franchisee. Franchisee (and Franchisee’s Owner) will not use, duplicate, or disclose to others any Confidential Information other than as specifically authorized by Franchisor in writing. To the extent that any Confidential Information is to be provided to directors and advisors, each of them must use such Confidential Information solely in connection with their respective roles with the Restaurant and execute a confidentiality and non-disclosure agreement in a form prescribed by Franchisor consistent with the foregoing.
(c)    Ownership. All Confidential Information furnished or disclosed by Franchisor to Franchisee or its Owner or otherwise obtained by Franchisee or it Owners is and will remain the property of Franchisor. Any reproductions, notes, summaries or similar documents relating to the Confidential Information, and any files, memoranda, reports, price lists, proprietary information, and other documents relating to System, will become and remain the property of Franchisor immediately upon their creation. Upon expiration or earlier termination of this Agreement, Franchisee will immediately return all copies of such materials to Franchisor. Franchisee must promptly reveal to Franchisor any discoveries, inventions, innovations or improvements made by Franchisee, its Owner, personnel or independent contractors relating to System, or any Confidential Information. Further, all proprietary interests in any devices, information, know-how, materials, methods, processes and techniques utilizing those discoveries, inventions, innovations and improvements are Franchisor’s property.
(d)    Employees. Franchisee shall cause each of its management employees, before and as a condition of employment, to sign a Confidentiality Agreement in the form of Exhibit B. Franchisee shall be liable for any unauthorized disclosure of any Confidential Information by Franchisee’s directors, officers, employees or agents.
(e)    Interference with Employees. Franchisee will not interfere with the relationship between Franchisor and its employees and agents. During the Term of this Agreement, and for a continuous uninterrupted period of two (2) years following its expiration, termination, or an approved Transfer, Franchisee will not employ or seek to employ any employees or agents at the restaurant manager, restaurant general manager, or vice president of restaurant operations level of Franchisor or its Affiliates or franchisees, nor induce or solicit in any manner whatsoever any such employee or agent to leave such employment or affiliation.
(f)    Severability and Enforceability of Covenants. Each of the covenants contained in this Section 18 will be considered separate and independent from each other. If any covenant in this Agreement which restricts competitive activity is deemed unenforceable for any reason, but would be enforceable by reducing any part of it, such covenant will be enforced to the fullest extent permissible under Applicable Law.

19.    DEFAULT AND TERMINATION.
(a)    By Franchisor. The occurrence of any of the following will adversely and substantially affect the interests of Franchisor and will be deemed an Event of Default constituting just cause for exercising any of the remedies set forth herein.
(1)    Franchisor may terminate this Agreement effective thirty (30) days after delivery to Franchisee of Notice as a result of the occurrence of any of the following Events of Default, unless a shorter time period is provided below:
(A)    Franchisee (or any of its Owners) has made any material misrepresentation or omission in connection with this Agreement that negatively impacts Franchisor;
(B)    Franchisee fails to begin operating the Restaurant as of the Re-Opening Date;
(C)    Franchisee abandons or fails actively to operate the Restaurant for three (3) or more consecutive Business Days, unless the Restaurant has been closed for a purpose Franchisor has approved or because of an Event of Force Majeure;
(D)    Franchisee surrenders or transfers Control of the operation of the Restaurant without Franchisor’s prior written consent;
(E)    Franchisee is or has been held liable or convicted by a court of, pleads or has pleaded no contest to, a felony or other unlawful act or engages in any dishonest or unethical conduct which may materially and adversely affect the reputation of the Restaurant, any other Restaurant or the goodwill associated with Marks;
(F)    Franchisee (or its Owner or any Affiliate) makes an unauthorized Transfer pursuant to Section 17;
(G)    Franchisee (or any of its Owners) makes any unauthorized use or disclosure of any Confidential Information or uses, duplicates or discloses any portion of the Manuals in violation of this Agreement;
(H)    Franchisee violates any Applicable Law, and does not begin to immediately cure and correct the noncompliance or violation within seventy-two (72) hours after Notice is delivered to Franchisee;
(I)    Franchisee fails to pay any fees due hereunder to Franchisor within five (5) days after Notice of nonpayment is delivered to Franchisee;

(J)    Franchisee understates Gross Sales or fails to accurately report Gross Sales or fails to make payment of any amounts due to Franchisor, and does not correct such failure within three (3) days after Notice of such failure is delivered to Franchisee;
(K)    Franchisee (or any of its Owners) fails on three (3) or more separate occasions within any period of twenty-four (24) consecutive months to do any one or more or combination of the following: (1) submit when due reports or other data, information or supporting record; (2) pay when due any amounts due to Franchisor or its Affiliates; or (3) otherwise materially comply with this Agreement, whether or not such failures are corrected after Notice of such failure is delivered to Franchisee;
(L)    Franchisor has delivered a Notice of termination of another Franchise Agreement with Franchisee in accordance with its terms and conditions, or Franchisee has terminated a Franchise Agreement without cause;
(M)    Franchisee fails to materially perform or observe any provision of any Lease and to cure such failure within the applicable cure period; and
(N)    Franchisee fails to pay when due any income, service, sales or other taxes due on the Restaurant’s operations, unless it is in good faith contesting its liability for such taxes and has effectively stayed the enforcement of liability for such taxes.
(2)    Franchisor may terminate this Agreement for failure by Franchisee (or any of its Owners) to comply with any other material provision of this Agreement including without limitation the representations and warranties contained in this Agreement, or any Standard material to operation of the Restaurant within thirty (30) days after Notice of such Event of Default is delivered to Franchisee.
(3)    This Agreement will automatically terminate upon any of the following: if any bankruptcy proceeding is commenced by or against Franchisee (or any Affiliate or Owner), the Franchisee makes an assignment for the benefit of creditors or admits in writing its insolvency or inability to pay its debts generally as they become due; Franchisee consents to the appointment of a receiver, trustee or liquidator of all or the substantial part of its property; the Restaurant is attached, seized, subjected to a writ or distress warrant or levied upon, unless such attachment, seizure, writ, warrant or levy is vacated within thirty (30) days after Notice from Franchisor; or any order appointing a receiver, trustee or liquidator of Franchisee or the Restaurant is not vacated within thirty (30) days following the entry of such order.
(b)    Alternative Remedies.

(1)    Designated Manager. In addition to the right to terminate this Agreement, upon Event of Default by Franchisee under this Agreement and upon Notice thereof to Franchisee, Franchisor will have the right to appoint a Designated Manager, acceptable to it, to manage, direct, and supervise the day-to-day operation of the Restaurant in accordance with the terms and conditions of this Agreement during any time period in which Franchisee has an uncured Event of Default under this Agreement and as otherwise agreed in writing by the Parties.
(A)    During any such time period, day-to-day operation of the Restaurant will be under the exclusive supervision and control of the Designated Manager. Designated Manager will be responsible for the proper and efficient operation of the Restaurant in accordance with this Agreement and the Standards. Designated Manager will keep Franchisor reasonably informed of the operation of the Restaurant, and will provide it with the ability to access remotely, via the internet, Designated Manager's accounting software system, so that Franchisor can review Gross Sales, customer count, product mix, and other financial information about the performance of the Restaurant. Designated Manager will be free from interference, interruption, or disturbance by Franchisee in all matters relating to management and day-to-day operation of the Restaurant. Such authority of the Designated Manager will include, but is not limited to, operations, employment, advertising, accounting, banking, procurement and all other activities necessary for and incidental to the operation of the Restaurant. All communications from Franchisee about the operation of the Restaurant will be directed to the Senior Vice President of Operations for LongHorn Steakhouse, Kansas City Division.
(B)    Notwithstanding the foregoing, on an ongoing basis, Designated Manager will keep Franchisee reasonably informed of the operation of the Restaurant, and will provide it with the ability to access remotely, via the internet, Designated Manager’s accounting software system, so that Franchisee can review Gross Sales, customer count, product mix, and other financial information about the performance of the Restaurant that the Parties agree upon at any time. In consideration of the management services to be performed by Designated Manager during the Term, Franchisee will pay the Designated Manager a Designated Manager Fee. Designated Manager, as agent for Franchisee, will pay the Designated Manager Fee along with other expenses of the Restaurant. Upon Notice thereof to Franchisee, Franchisee will execute such form of management agreement as prescribed by Franchisor to implement the foregoing.
(2)    Events of Default Fee. If Franchisor provides Notice with respect to any Events of Default and in consideration of the rights granted in this Agreement and rights deferred by Franchisor, and due to the difficulty of establishing the precise amount of damages for breach of these obligations, in addition to all other remedies provided for in this Agreement or otherwise available to Franchisor, Franchisee will pay Franchisor as liquidated and agreed upon damages for each Event of Default in a calendar year, an Event of Default Fee. The Event of Default Fee under this Section 19(b)(2) must be paid to Franchisor, at its sole option, within five (5) days of receipt of Notice from Franchisor. Franchisor may, in addition to or in lieu thereof, pursue other remedies, including termination of this Agreement pursuant to Section 19(a). Payment to Franchisor of any amount provided for in this Section 19(b)(2) will not constitute an election of remedies by Franchisor or excuse performance of Franchisee’s obligations hereunder. Any payments received will be in addition to and not in lieu of any other remedies available to Franchisor at law or in equity. If Franchisor imposes the Event of Default Fee under this Section 19(b)(2) for any Event of Default, Franchisor may thereafter terminate this Agreement pursuant to Section 19(a) for a subsequent violation.
20.    EFFECT OF TERMINATION, EXPIRATION, OR NONRENEWAL.
Upon expiration or earlier termination of this Agreement:
(a)    Payment of Amounts Owed. Franchisee will pay to Franchisor within fifteen (15) days after the effective date of expiration or earlier termination of this Agreement, or on such later date that the amounts due are determined, such fees, amounts owed for purchases from Franchisor or its Affiliates, interest due on any of the foregoing and all other amounts owed to Franchisor or its Affiliates which are then unpaid.
(b)    Marks. Franchisee may not directly or indirectly at any time or in any manner use any Mark, including any use of Marks in a derogatory, negative, or other inappropriate manner in any media, including, but not limited to, print or electronic media; use any colorable imitation of a Mark in any manner or for any purpose; utilize for any purpose any trade name, trade or service mark or other commercial symbol or other indicia that indicates or suggests a connection or association with Franchisor or the Restaurant; identify any business as a former Restaurant; or identify itself as one of Franchisor’s licensees or franchisees (except with respect to other Restaurants Franchisee owns and operates under continuing agreements with Franchisor). Franchisee will take such action as may be required to cancel all fictitious or assumed names or equivalent registrations relating to its use of any Mark.
(c)    System and Manuals. Franchisee will immediately cease to use System and Confidential Information in any business or otherwise; and return to Franchisor all copies of the Manuals and any other proprietary or confidential materials that Franchisor has loaned to Franchisee.
(d)    Disassociation in Communication Methods. Franchisee will assign to Franchisor (or its designee) or cancel any electronic address, domain name, search engine, website, or social media account that associates Franchisee with Franchisor, the Restaurant, System, or Marks. Franchisee will notify the telephone company and all telephone directory publishers of the expiration or earlier termination of its right to use any telephone, telecopy, or other numbers and any telephone directory listings associated with any Mark, authorize the transfer of such numbers and directory listings to Franchisor, or, at Franchisor’s direction, instruct the telephone company to forward all calls made to Franchisee’s telephone numbers to numbers Franchisor specifies.
(e)    Other De-Identification Obligations. Franchisee will promptly and at its own cost and expense make such alterations Franchisor specifies in the Manuals or otherwise to distinguish the Restaurant clearly from its former appearance and from other Restaurants so as to prevent confusion therewith to the public. Within thirty (30) days from the effective date of expiration or earlier termination of this Agreement, Franchisee will deliver to Franchisor all signs, sign-faces, sign-cabinets, advertising and promotion materials, forms and other materials containing any Mark or otherwise identifying or relating to a Restaurant and allow Franchisor, without liability to Franchisee or third parties to remove all such items from the Restaurant. Franchisee will furnish to Franchisor, within thirty (30) days from the effective date of expiration or earlier termination of this Agreement, with evidence satisfactory to Franchisor of its compliance with the foregoing obligations.
(f)    Restrictive Covenants and Continuing Obligations. Franchisee will comply with the restrictive covenants set forth in this Agreement. Franchisee’s (and its Affiliates’ and Owners’) obligations which expressly or by their nature survive the expiration or earlier termination of this Agreement will continue in full force and effect subsequent to and notwithstanding its expiration or earlier termination and until they are satisfied in full or by their nature expire.
21.    FRANCHISOR'S OPTION TO PURCHASE RESTAURANT.
Upon expiration or earlier termination of this Agreement, Franchisor has the option, exercisable by giving written Notice to Franchisee within sixty (60) days from the effective date of expiration or earlier termination, to purchase the Operating Assets, including the fee simple or leasehold interest in the Approved Site (subject to landlord’s consent). If Franchisor exercises its option, Franchisor will purchase the Operating Assets only and will assume no liabilities, unless otherwise agreed in writing by the Parties. Franchisor has the unrestricted right to assign this option.
(a)    Appraisal. If the Parties cannot agree on fair market value of the Operating Assets, fair market value will be determined by three (3) independent appraisers (each of whom must at a minimum satisfy Franchisor’s criteria for appraisal and valuation firms as set forth in the Standards) who collectively will conduct one (1) appraisal. Franchisor will appoint one appraiser, Franchisee will appoint one appraiser and the two appraisers will appoint the third appraiser. Franchisor and Franchisee will select their respective appraisers within fifteen (15) days from the date of Franchisor’s Notice, and the two appraisers so chosen are obligated to appoint the third appraiser within fifteen (15) days from the date on which the last of the two party-appointed appraisers was appointed. Franchisor and Franchisee will bear the fee, cost and expense of their own appraisers and share equally the fees, cost and expenses of the third appraiser. The appraisers must agree to complete their appraisal within thirty (30) days from the date of the third appraiser's appointment. If the two appraisers are unable to agree on a third appraiser, the fair market value will be determined by the two appraisers and the median of their determinations will be binding.
(b)    Leasehold Rights. Franchisee will cause any Owner or Affiliate to assign the Lease to Franchisor (subject to landlord’s consent). If the Approved Site is leased from a landlord other than an Owner or Affiliate, on Franchisor's request, Franchisee will assign the Lease to Franchisor or enter into a sublease with Franchisor for the remainder of the Lease term on the same terms (including renewal options) as the Lease (subject to landlord’s consent). Franchisor acknowledges that this obligation may be subject to approval or consent by any third-party landlord. Franchisee will exert its best efforts to secure any required consent from any third-party landlord to cause the Lease to be assigned or a sublease granted to Franchisor.
(c)    Closing. Franchisor will be entitled to all customary warranties and representations in connection with the purchase of the Operating Assets, including, without limitation, representations and warranties as to ownership and condition of and title to assets, liens and encumbrances on assets, validity of contracts and agreements, and liabilities affecting the assets, contingent or otherwise. The purchase price will be paid in cash and is due at closing; provided, that Franchisor will have the right to set off from the purchase price (i) all fees due from Franchisee for any appraisal conducted hereunder, (ii) all amounts due from Franchisee to Franchisor or any of its Affiliates, and (iii) any costs incurred in connection with any escrow arrangement (including reasonable legal fees). The closing will take place not later than forty-five (45) days from the date of determination of the purchase price in writing by the appraisers unless the Parties otherwise agree in writing. At the closing, Franchisee will deliver to Franchisor:
(1)    instruments transferring good and merchantable title to the Operating Assets purchased, free and clear of all liens and encumbrances (other than liens and security interests acceptable to Franchisor), with all sales and other transfer taxes paid by Franchisee (provided, if Franchisee cannot deliver clear title to all of the purchased assets, the closing of the sale will be accomplished through an escrow);
(2)    instruments transferring all approvals, licenses and/or permits of the Restaurant which may be assigned or transferred;
(3)    instruments transferring fee simple or leasehold interest in the Approved Site and improvements thereon, subject to any necessary approvals from third-party landlords or financial institutions or banks; and

(4)    general releases, in form satisfactory to Franchisor, from Franchisee and its Owners, of any and all claims against Franchisor, its Affiliates, and its officers, directors, employees, agents, successors and assigns.
22.    INDEMNIFICATION.
(a)    Franchisee Indemnification. Franchisee, on its behalf and on behalf of its Affiliates and Owners, will indemnify, defend and hold harmless the Indemnified Parties against and reimburse any one or more of the Indemnified Parties for any and all Losses and Expenses arising out or from or related to, any claims, directly or indirectly, arising out or from or related to the operation of the Restaurant or any breach of this Agreement by Franchisee, its Affiliates or any Owner or Franchisee’s, its Affiliates’ or any Owner’s breach of any other agreement by and among Franchisor or its Affiliates, the Designated Manager and Franchisee or its Affiliates. Franchisor has the right, at its option, to defend any such claim against it at Franchisee’s sole cost and expense. If Franchisee defends any claim, it may not enter into any settlement agreement or otherwise resolve or conclude the matter without Franchisor’s prior written consent. This indemnity will continue in full force and effect subsequent to, and notwithstanding, the expiration or earlier termination of this Agreement. Under no circumstances will Franchisor or any other Indemnified Party be required to seek recovery from any insurer or other third party, or otherwise to mitigate its or Franchisee’s Losses and Expenses, in order to maintain and recover fully a claim against Franchisee. Any failure to pursue such recovery or mitigate a loss will in no way reduce or alter the amounts recoverable by Franchisor or another Indemnified Party from Franchisee.
23.    INDEPENDENT CONTRACTORS.
(a)    Independent Contractors. It is understood and agreed by the Parties that this Agreement does not create a fiduciary relationship between them; that Franchisor and Franchisee are and will be independent contractors and that nothing in this Agreement is intended to make either Party a general or special agent, joint venturer, partner or employee of the other for any purpose. Franchisee will conspicuously identify itself in all dealings as the owner of the Restaurant and the rights granted under the Agreement with Franchisor and will place such notices of independent ownership on such forms, business cards, stationery and advertising and other materials as Franchisor may periodically require.
(b)    No Liability for Acts of Other Party. Franchisee must not employ any of Marks in signing any contract or applying for any license or permit, or in a manner (other than the use contemplated hereby) that may result in Franchisor’s liability for any of Franchisee’s indebtedness or obligations. Except as expressly authorized in writing, neither Franchisor nor Franchisee will make any express or implied agreements, warranties, guarantees or representations or incur any debt in the name or on behalf of the other or be obligated by or have any liability under any agreements or representations made by the other. Franchisor will not be obligated for any damages to any Person directly or indirectly arising out of the operation of the Restaurant.
24.    FORCE MAJEURE AND CRISIS MANAGEMENT EVENTS.
(a)    Force Majeure. Neither Franchisor nor Franchisee will be liable for loss or damage or deemed to be in breach of this Agreement if their failure to perform obligations results from a Force Majeure Event. Any delay resulting from any Force Majeure Event will extend performance accordingly or excuse performance, in whole or in part, as may be reasonable in the judgment of the Party to whom performance is owed. Franchisee or Franchisor will, within five (5) days of the occurrence of the Force Majeure Event, give a written Notice to the other Party stating the nature of the Force Majeure Event, its anticipated duration and any action being taken to avoid or minimize its effect. Any suspension of performance will be of no greater scope and of no longer duration than is reasonably required; provided, however, if the suspension of performance continues for ninety (90) days from the date of the occurrence and such failure to perform would constitute an Event of Default of this Agreement in the absence of such Force Majeure Event, the Parties will meet and discuss in good faith any amendments to this Agreement to permit Franchisor to exercise its rights under this Agreement. If the Parties are not able to agree on such amendments within thirty (30) days and if suspension of performance continues, Franchisor may terminate this Agreement immediately by giving written Notice to Franchisee or exercise any of the remedies described in Section 19(b) or otherwise available at law or in equity. In no event will Franchisee’s inability to pay amounts due under this Agreement constitute a Force Majeure Event.
(b)    Crisis Management Events. Franchisee must notify Franchisor within twenty-four (24) hours of the occurrence of any Crisis Management Event by the method periodically specified in the Manuals or otherwise in writing, comply with Franchisor’s instructions and fully cooperate with Franchisor’s instructions in response to the Crisis Management Event. Failure to notify Franchisor within the required time period is a material breach of this Agreement.
25.    DISPUTE RESOLUTION    .
(a)    Non-Binding Mediation. Before any Party may bring an action or commence a proceeding against the other, the Parties must first meet to mediate the dispute (except for controversies, disputes or claims related to or based on improper use of the Marks or Confidential Information).  Any such mediation will be non-binding and will be conducted by the American Arbitration Association in accordance with its then-current rules for mediation of commercial disputes.  Notwithstanding anything to the contrary, this Section 25 will not bar either Party from obtaining injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions, without having to engage in mediation.  This Section 25 will not be applicable to any claim or dispute arising under this Agreement or any other agreement between the Parties which relates to the failure to pay fees or other monetary obligation of Franchisee under this Agreement. Mediation hereunder will be concluded within forty-five (45) days of the date the mediator is designated by the American Arbitration Association or such longer period as may be agreed upon by the Parties in writing.  All aspects of the mediation process will be treated as confidential, will not be disclosed to others, and will not be offered or admissible in any other proceeding or legal action whatever.  Franchisor and Franchisee will each bear their own costs of mediation, and each will bear one-half (½) the cost of the mediator or mediation service.
(b)    Provisional Relief. Franchisor in all cases will have the right, under usual equity rules, to seek temporary restraining orders and temporary or preliminary injunctive relief or other special or extraordinary relief from a court of competent jurisdiction.
(c)    Limitations of Claims. Any and all claims arising out of or relating to this Agreement or the relationship among the Parties will be barred unless a judicial or arbitration proceeding is commenced within two (2) years from the date on which the Party asserting such claim knew or should have known of the facts giving rise to such claims. Franchisor and Franchisee (and Franchisee’s Owners) waive the right to bring, or be a class member in, any class or mass action, proceeding, or arbitration brought against the other Party.
(d)    Limitation on Damages. Except with respect to (i) Franchisee’s obligation to indemnify Franchisor and its Affiliates pursuant to Section 22, (ii) claims for Franchisee’s unauthorized use of the Marks or unauthorized use or disclosure of any Confidential Information in Sections 15 and 18, (iii) payment or recovery of liquidated damages described in Section 19(b)(2), and (iv) lost profits incurred by Franchisor as a result of early termination of this Agreement under Section 19, Franchisor and Franchisee waive to the fullest extent permitted by law any right to or claim for any punitive, exemplary, special and Consequential Damages against the other and agree that, in the event of a dispute between Franchisor and Franchisee, the Party making a claim will be limited to equitable relief and to recovery of any direct or general damages it sustains.
(e)    Rights of Parties Are Cumulative. Franchisor’s and Franchisee’s rights under this Agreement are cumulative, and their exercise or enforcement of any right or remedy under this Agreement will not preclude their exercise or enforcement of any other right or remedy under this Agreement which they are entitled by Applicable Law to enforce.
(f)    Costs and Attorneys’ Fees. If Franchisor incurs expenses in connection with the Franchisee’s failure to pay when due any monies owed, to submit when due any reports, information, or supporting records, or otherwise to comply with this Agreement, Franchisee will reimburse Franchisor for any of the costs and expenses which it reasonably incurs, including, without limitation, reasonable accounting, attorneys’, arbitrators’, and related fees to enforce such provisions of the Agreement.
26.    GOVERNING LAW.
This Agreement and all claims, cases, disputes or other controversies arising from, under or with respect to the relationship between Franchisor and Franchisee, any of their respective Affiliates and any Owner of Franchisee will be interpreted, enforced and governed by the laws of the State of Texas (without regard to Texas conflicts of law rules).
27.    JURISDICTION AND VENUE.
Either the U.S. District Court for the Western District of Texas or the District Court for Bexar County, Texas, will be the venue and exclusive forum in which to adjudicate any claims, cases, disputes, or other controversies arising from, under or relating to this Agreement, the relationship established between Franchisee and Franchisor, any of their respective Affiliates, and any guarantees or undertakings by Owner; provided, however, with respect to any action which includes injunctive relief or other extraordinary relief, Franchisor may bring such action in any court of competent jurisdiction. Franchisee irrevocably submits to the jurisdiction of such courts and waives any objections to either the jurisdiction of or venue in such courts. Personal jurisdiction may be effected by service of process and that when so made will be as if served personally. The Parties anticipate that the performance of certain of Franchisee’s obligations arising under this Agreement, including the payment of certain monies due, will occur in the State of Texas.
28.    WAIVER OF JURY TRIAL.
THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM IN CONNECTION WITH ANY MATTER OR DISPUTE OF ANY KIND ARISING UNDER OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY RIGHT OR REMEDY HEREUNDER, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER OF FRANCHISOR OR FRANCHISEE.
29.    TAXES AND DUTIES.
Franchisee must pay any and all taxes pursuant to Applicable Law applicable to it and the Restaurant.
30.    NOTICES.
All Notices will be in writing and sent by email and by: registered or certified air mail, postage prepaid, return receipt requested; or nationally-recognized delivery service, charges prepaid; or hand delivered. Either Party may change its address or the name or title of the individual who receives Notices by giving Notice of the same to the other Party in accordance with this Section 30. All Notices will be addressed to the respective Parties as provided in the Summary Pages.
31.    MISCELLANEOUS.
(a)    Severability. Except as expressly provided to the contrary in this Agreement, each section, paragraph, term and provision of this Agreement, and any portion, will be considered severable, and if, for any reason, any such provision is held to be invalid or contrary to or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which Franchisor is a party, that ruling will not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which will continue to be given full force and effect and bind the Parties, although any portion held to be invalid will be deemed not to be a part of this Agreement from the date the time for appeal expires, if Franchisee is a party, otherwise upon Franchisee’s receipt of a notice of non-enforcement from Franchisor.
(b)    Substitution of Valid Provisions. If any applicable and binding law or rule of any jurisdiction requires a greater prior notice than is required under this Agreement of the termination or nonrenewal of this Agreement, or the taking of some other action not required under this Agreement, or if, under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement is invalid or unenforceable, the prior notice and/or other action required by such law or rule will be substituted for the comparable provisions of this Agreement, and the Party negatively affected will have the right, at its sole option, to modify such invalid or unenforceable provision to the extent required to be valid and enforceable. Each Party will be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision of this Agreement, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions of this Agreement any portion or portions which a court or arbitrator may hold to be unenforceable in a final decision to which the other is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order or arbitration award. Such modifications to this Agreement will be effective only in such jurisdiction, unless the negatively affected Party elects to give them greater applicability, and will be enforced as originally made and entered into in all other jurisdictions.
(c)    Waiver of Obligations. Franchisor and Franchisee may by written instrument unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written Notice to the other or such other effective date stated in the Notice of waiver. Any waiver granted by a Party will be without prejudice to any other rights the Party may have, will be subject to the waiving Party’s continuing review and may be revoked, at waiving Party’s sole option, at any time and for any reason, effective upon delivery to the other Party of ten (10) days’ prior written Notice. Franchisor and Franchisee will not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant or to declare any breach thereof to be a default and to terminate this Agreement prior to the expiration of its term) by virtue of: any custom or practice at variance with the terms of this Agreement; any failure, refusal or neglect of Franchisor or Franchisee to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations under this Agreement; any waiver, forbearance, delay, failure or omission by Franchisor or Franchisee to exercise any right, power or option, whether of the same, similar or different nature, with respect to other Restaurants; the existence of other franchise agreements for Restaurants which contain different provisions from those contained in this Agreement; or Franchisor’s acceptance of any payments due from Franchisee after any breach of this Agreement.
(d)    Binding Effect. This Agreement is binding upon the Parties and their respective executors, administrators, heirs, assigns and successors in interest and will not be modified except by a written agreement signed by both Franchisee and Franchisor.
(e)    Disclaimer of Warranties. Each Party hereby acknowledges that neither the other Party nor its agents or representatives have made any promises, representations, guarantees, or warranties of any nature concerning actual or potential sales or profits of a LongHorn Steakhouse Restaurant or that the licensed Restaurants to be established and operated by Franchisee hereunder will be successful or profitable. Franchisee and its Owners represent and acknowledge that they are not relying upon any information, promise, representation, guaranty, or warranty by Franchisor in entering into this Agreement other than those set forth in this Agreement (including its exhibits, addenda, and attachments). Franchisee and its Owners expressly waive any claim of negligent misrepresentation or omission. Each Party further represents to the other that it has independently reviewed and evaluated the business to be conducted by Franchisee under this Agreement, and the decision to enter into this Agreement was made solely in reliance upon such independent evaluation.
(f)    Entire Agreement. This Agreement (including its exhibits, addenda, and attachments) constitutes the entire agreement between the Parties, and supersedes any and all prior or contemporaneous negotiations, discussions, understandings, or agreements. There are no other oral or written understandings or agreements between Franchisor and Franchisee relating to the subject matter of this Agreement.
(g)    Construction. The preambles and exhibits are a part of this Agreement. Nothing in this Agreement is intended, nor is deemed, to confer any rights or remedies upon any Person or legal Entity not a party to this Agreement. The singular usage includes the plural and the masculine and neuter usages include the other and the feminine.

(h)    Headings. The headings of the several sections and paragraphs are for convenience only and do not define, limit or construe the contents of such sections or paragraphs.
(i)    Multiple Copies. This Agreement may be executed in multiple copies, each of which will be deemed an original.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the Effective Date.

FRANCHISOR:	FRANCHISEE:

RARE HOSPITALITY MANAGEMENT LLC	KERROW RESTAURANTS, LLC

By:______________________________	By:_____________________________
Printed Name:_____________________	Printed Name:_____________________
Title:____________________________	Title:____________________________

EXHIBIT A
GUARANTY AND ASSUMPTION OF OBLIGATIONS
THIS GUARANTY AND ASSUMPTION OF OBLIGATIONS (“Guaranty”) is given to Franchisor, by each of the undersigned as an Owner of Franchisee in consideration of and as an inducement to the execution of the attached Franchise Agreement (“Agreement”), including but not limited to the conditions of Section 11, titled “REPRESENTATIONS, WARRANTIES, AND COVENANTS”, therein by and between Franchisor and Franchisee.
The following is a list of Franchisee directors and officers as of the Effective Date:

Name	Position(s) Held
President
Vice President
Secretary
Treasurer

Owner represents and warrants to Franchisor that all Equity Interests in Franchisee are disclosed in this Guaranty. Franchisee will disclose to Franchisor such additional information as Franchisor may periodically request concerning all Persons having an Equity Interest in Franchisee. As of the Effective Date:

Name	Mailing Address	% of Equity Interest
Kerrow Holdings, LLC		100%

Owner hereby personally and unconditionally guarantees to Franchisor and its successors and assigns, for the Term and afterward as provided in the Agreement, that Franchisee will punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement.
Owner hereby unconditionally agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement, both monetary obligations and obligations to take or refrain from taking specific actions, or to engage or refrain from engaging in specific activities.
Owner consents and agrees that it will render any payment or performance required under the Agreement upon demand if Franchisee fails or refuses punctually to do so.

A-1

Owner consents and agrees that such liability will not be contingent or conditioned upon pursuit by Franchisor of any remedies against Franchisee or any other Person and waives any right it may have to require that an action be brought against Franchisee or any other Person as a condition of his or her liability. Owner further waives protest and notice of default, demand for payment or nonperformance or any obligations guaranteed; and any and all other notices and legal or equitable defenses to which it may be entitled in its capacity as guarantor.
Owner consents and agrees that such liability will not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence that Franchisor may periodically grant to Franchisee or to any other Person, including, without limitation, the acceptance of any partial payment or performance or the compromise or release of any claims, none of which will in any way modify or amend this Guaranty, which will be continuing and irrevocable during the Term.
Owner waives all rights to payments and claims for reimbursement or subrogation which any of the undersigned may have against Franchisee arising as a result of the undersigned’s execution of and performance under this Guaranty.
IN WITNESS WHEREOF, each of the undersigned has affixed his or her signature as of the date shown above.
OWNER:
___________________________________
By:________________________________
Printed Name:_______________________
Title:______________________________

___________________________________
By:________________________________
Printed Name:_______________________
Title:______________________________

___________________________________
By:________________________________
Printed Name:_______________________
Title:______________________________

A-2

EXHIBIT B
CONFIDENTIALITY AGREEMENT
Kerrow Restaurants, LLC, a Texas limited liability company (“Franchisee”), and on behalf of RARE Hospitality Management LLC, a Delaware limited liability company (“RARE”), and [_________________________], an individual having an address at [____________________________________________________________________________] (“Employee”), hereby enter into this Confidentiality Agreement (“Agreement”), effective as of this _____ day of _____________, 20__ (“Effective Date”) and agree as follows:

1.
Franchisee and Employee, for their mutual benefit, desire to have Franchisee disclose to Employee certain Information (defined in Paragraph 2 below) for the purpose of serving as a management employee for Franchisee’s Restaurant (“Purpose”).

2.
Information consists of certain business and financial information relating to RARE, and RARE’s restaurant concepts, including strategies, operations information, processes, recipes, internal procedures, specifications, designs, plans, drawings, software, data, prototypes, samples, photographs, mock-ups, or other business and/or technical information, and all copies and derivatives containing such Information, which Franchisee, or its parent or affiliates, considers proprietary or confidential (“Information”). Information may be in any form or medium, tangible or intangible, and may be communicated in writing, orally, or through visual observation.

3.
For the duration of Employee’s employment with Franchisee and for a period of five (5) years thereafter, Employee will use Information solely for the Purpose, will not disclose such Information to any third parties without Franchisee’s consent and will reproduce Information only to the extent essential to fulfilling the Purpose.

4.
Employee will notify Franchisee immediately upon discovery of any unauthorized use or disclosure of Information, or any other breach of the Agreement by Employee or any representative of Employee, and will cooperate with Franchisee in every reasonable way to help Franchisee regain possession of its Information and prevent its further unauthorized use or disclosure.

5.	The covenants of confidentiality set forth in this Agreement will apply after the Effective Date to all Information disclosed to Employee before and after the Effective Date.

6.
Upon Franchisee’s request, Employee will either return to Franchisee all Information or, at Franchisee’s option, will certify to Franchisee that all media containing Information have been destroyed. Provided, however, that an archival copy of the Information may be retained in the files of Employee’s counsel solely for the purpose of proving the contents of the Information.

7.
The foregoing restrictions on Employee’s use or disclosure of Information will not apply to Information that Employee can demonstrate: a) was independently developed by or for the Employee without reference to the Information, or was received without restrictions; b) has become generally available to the public through no wrongful act or breach of confidentiality obligations by the Employee; c) was in the Employee’s possession without restriction or was known by the Employee without restriction at the time of disclosure; or d) is required by a court order to be disclosed; provided, however, that the Employee has given Franchisee prompt notice of such demand for disclosure, has taken reasonable steps to enable Franchisee to seek to protect the confidentiality of the Information required to be disclosed and will disclose only that part of the Information which, in the written opinion of her legal counsel, it is required to disclose.

8.
As between the parties, all Information will remain the property of Franchisee. By disclosing Information or executing this Agreement, Franchisee does not grant any license, explicitly or implicitly, under any trademark, patent, copyright, mask work protection right, trade secret or any other intellectual property right. Further, any Information provided by Franchisee hereunder is provided “AS IS” and no warranties are made by Franchisee regarding such Information.

9.
Execution of this Agreement and the disclosure of Information pursuant to this Agreement do not constitute or imply any commitment, promise, or inducement by Franchisee to make any purchase or sale, or to enter into any additional agreement of any kind. Moreover, unless otherwise specifically agreed in writing, any knowledge or information which Employee discloses to Franchisee, will not be deemed to be proprietary or confidential and will be acquired by Franchisee free from any restrictions; however, no license under any applicable patent(s) of Employee will be granted or implied.

10.	Franchisee’s failure to enforce any provision, right or remedy under this Agreement will not constitute a waiver of such provision, right or remedy.

11.
This Agreement and performance hereunder will be interpreted, enforced and governed by the laws of the location in which Employee’s services are performed, without regard to such state’s conflicts of law rules.

12.
Employee acknowledges that money damages alone would be an inadequate remedy for the injuries and damages that would be suffered and incurred by Franchisee as a result of Employee’s breach of this Agreement. Therefore, Employee agrees that if Employee violates or threatens to violate this Agreement, Franchisee, in addition to any other remedies it may have at law or equity, will be entitled to a restraining order, injunction, or other similar remedy in order to enforce the provisions of this Agreement. In the event Franchisee should seek an injunction hereunder, Employee hereby waives any requirement for the submission of proof of the economic value of any Information or the posting of a bond or any other security. Employee will bear all costs and expenses, including attorneys’ fees and costs, incurred by Franchisee in enforcing the provisions of this Agreement.

13.
This Agreement constitutes the entire agreement of the parties with respect to the parties’ respective obligations in connection with Information disclosed hereunder and supersedes all prior oral and written agreements and discussions with respect thereto. Each Party intends that a facsimile of its signature printed by a receiving fax machine be regarded as an original signature and agrees that this Agreement can be executed in counterparts. The parties can amend or modify this Agreement only by a writing duly executed by their respective authorized representatives. Employee will not assign this Agreement without first securing Franchisee’s written consent.

14.	RARE will be an intended third-party beneficiary of this Agreement with the full and independent right to enforce each and all of its terms.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date(s) indicated.
FRANCHISEE:
KERROW RESTAURANTS, LLC
a Texas limited liability company

By:________________________________
Name:______________________________
Title:_______________________________
EMPLOYEE:
By:________________________________
Employee Name:_____________________
Date:_______________________________

EXHIBIT C

ELECTRONIC FUNDS
TRANSFER AUTHORIZATION FORM

Franchisee:

Owner Name:	Phone:

Contact Person:	Title:

Address:

Franchisee hereby authorizes RARE Hospitality Management LLC (“Franchisor”) to initiate entries to the checking or savings account identified below for payment of Royalty Fees, Brand Fund Contributions, Marketing Fees and any other amounts owed by Franchisee to Franchisor or its Affiliates under the LongHorn Steakhouse Franchise Agreement between Franchisor and Franchisee or otherwise and, if necessary, to initiate any adjustments for transactions credited in error.

This authorization will remain in full force and effect until sixty (60) calendar days after Franchisor has received signed written notification from Franchisee of its termination.

Name and Address on Account:___________________________________________

Pay to the order of: RARE Hospitality Management LLC______________________________

Franchisee’s Financial Institution:_________________________________________________
(Name, Address & Phone #)______________________________________________________

Transit/ABA Routing Number:____________________________________________________

Account Number:______________________________________________________________

PLEASE ATTACH A VOIDED CHECK

Signature:_______________________________________	Date:___________________

Printed Name:___________________________________

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LONGHORN STEAKHOUSE FRANCHISE AGREEMENT
ADDENDUM NO. [__]

ACKNOWLEDGEMENT OF EXEMPTION AND PAYMENT DEFERRAL

Effective Date of Franchise Agreement:                 , 2015
Franchisee:    KERROW RESTAURANTS, LLC, a Texas limited liability company

This Acknowledgment of Exemption and Payment Deferral (“Acknowledgment”) is executed between Franchisee and its Owners signing below and RARE Hospitality Management LLC (“Franchisor”) and hereby amends the Franchise Agreement as described below and deemed incorporated into the Franchise Agreement as if set forth therein. All capitalized terms used herein but not defined have the meanings given to such terms by the Franchise Agreement. Franchisee and its Owners each represents and warrants that those representations and warranties listed below and initialed by Franchisee’s authorized representative are applicable to Franchisee.

I.    Representations and Warranties. Franchisee represents and warrants that those representations and warranties below including the representations and warranties described in paragraphs (1) through (3) below that are initialed by Franchisee’s authorized representative are true, accurate and correct and apply in all respects to Franchisee.

1.	FTC Rule Exemptions.
____    a)    Fractional Franchise. As of the Effective Date of the Franchise Agreement:

(i)
Franchisee has a reasonable basis to anticipate that the sales arising from Franchisee’s activities under the Franchise Agreement will not exceed 20% of the total combined dollar volume in sales of Franchisee and its affiliates during the first year of operation of the Operating Restaurant pursuant to the Franchise Agreement; and

(ii)
Franchisee, any of Franchisee’s current directors or officers, or any current directors or officers of Franchisee’s parent or affiliate has two or more years of experience in a business that is substantially similar to a Restaurant. 16 C.F.R. 436.1, 436.8(a)(2).

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b)    Minimum Payment Exemption. Franchisee’s obligation to pay the fees and costs due to Franchisor under Section 4 (Fees) of the Franchise Agreement and, if applicable, Sections 5(b) (Re-Opening Assistance), 5(c) (Additional Training), 5(e) (On-Site Remedial Assistance), 7(a) (Computer System), Section 17(c) (Conditions for Approval of Transfer), and 19(b)(2) (Event of Default Fee) of the Franchise Agreement, is deferred until the expiration of the six-month period commencing on the date on which Franchisee’s Operating Restaurant opens for business to the public and expiring on the last day of the sixth month following such date (the “Deferral Period”). Franchisee has not and will not make any payment, and Franchisor will not require Franchisee to make any payment, that exceeds $540 in the aggregate, prior to or during the Deferral Period; provided that Franchisee may at any time purchase at bona fide wholesale prices reasonable amounts of Products (including ingredients) for resale from Franchisor. After the expiration of the Deferral Period, Franchisee must pay all amounts due that have accrued prior to or within the Deferral Period to Franchisor no later than 20th day after the expiration of the Deferral Period. 16 C.F.R. 436.8(a)(1); see also 16 C.F.R. 436.1(s).

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2.    Texas Business Opportunity Act Exclusions.

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a)    FTC Rule Compliance. Franchisor has (a) complied in all material aspects in Texas with 16 C.F.R § 436 and any other order or action of the Federal Trade Commission; and (b) before offering for sale or selling a franchise in Texas, Franchisor filed the required notice with the Secretary of State containing Franchisor’s name, the name under which Franchisor intends to transact business, and its principal business address. Tex. Bus. & Com. Code § 51.003(b)(8).

Franchisee represents and warrants (i) if Section 1(b) is applicable, that until the expiration of the Deferral Period, the aggregate amount of all fees and any other expenditures related to the development and operation of the Restaurant, if any, paid to Franchisor or any of its Affiliates have not and will not exceed $540, except for the purchase of Products (including ingredients) at bona fide wholesale price for resale; and (ii) it has relied upon its own due diligence and information in connection with its election to purchase a LongHorn Steakhouse franchise. Franchisee has not requested, and pursuant to the above exemptions, Franchisor is not required to comply with the disclosure requirements of the FTC Franchise Rule and Texas Business Opportunity Act, including, without limitation, providing to Franchisee a copy of Franchisor’s LongHorn Steakhouse franchise disclosure document or registering to offer and sell franchises in any relevant jurisdiction. Franchisee disclaims any reliance upon, and acknowledges that Franchisor has not made to Franchisee, any statement, representation or guaranty with respect to the any income, revenue, sales, profits, expenses or potential success of the Restaurant. Franchisee has relied on its own due diligence and information in connection with its election to purchase a LongHorn Steakhouse franchise.

3.	Texas Deceptive Trade Practices Act Waivers and Exclusions.

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a)    WAIVER OF CONSUMER RIGHTS UNDER TEXAS DECEPTIVE TRADE PRACTICES ACT. EACH OF THE UNDERSIGNED, ON BEHALF OF THEMSELVES AND FRANCHISEE, MAKES THE FOLLOWING WAIVER: I ACKNOWLEDGE THAT THERE IS NO SIGNIFICANT DISPARATE BARGAINING POSITION BETWEEN FRANCHISOR AND FRANCHISEE OR ANY OF FRANCHISEE’S OWNERS, AND I WAIVE MY RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF MY OWN SELECTION, I VOLUNTARILY CONSENT TO THIS WAIVER. Tex. Bus. & Com. Code § 17.42.

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b)    Business Consumer. As of the Effective Date of the Franchise Agreement, Franchisee is a “business consumer” under the Deceptive Trade Practices Act with assets of at least $25 million or is owned or controlled by a corporation or entity with assets of at least $25 million and therefore is not a “consumer” under the Texas Deceptive Trade Practices Act. Tex. Bus. & Com. Code § 17.45(4).

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c)    Monetary Exemption. The Franchise Agreement relates to a transaction, project, or set of transactions related to the same project involving total consideration by Franchisee of more than $100,000; in negotiating the Franchise Agreement, Franchisee and each of the undersigned are represented by legal counsel who is not an agent of Franchisor and who was not, directly or indirectly, identified, suggested, or selected by Franchisor; and the Franchise Agreement does not involve Franchisee’s, or if Franchisee is a legal entity, any of its Owners’ residences. Tex. Bus. & Com. Code § 17.49(f).

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d    Large Monetary Exemption. The Franchise Agreement relates to a transaction, project, or set of transactions related to the same project involving total consideration by Franchisee of more than $500,000 and the Franchise Agreement does not involve Franchisee’s, or if Franchisee is a legal entity, any of its Owners’ residences. Tex. Bus. & Com. Code § 17.49(g).

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II.    Notice of Payments Due. Without limiting the statements in Section 1(b) above, Franchisor will notify Franchisee within 30 days prior to the expiration of the Deferral Period of the date by which Franchisee must make payment in an amount equal to all deferred payments under Sections 4 and Sections 5(b) (Re-Opening Assistance), 5(c) (Additional Training), 5(e) (On-Site Remedial Assistance), 7(a) (Computer System), Section 17(c) (Conditions for Approval of Transfer), and 19(b)(2) (Event of Default Fee) of the Franchise Agreement, if applicable. Thereafter, Franchisee will make all payments due under the Franchise Agreement as required therein.
III.    Acknowledgement and Release. Franchisee and the undersigned each acknowledges and agrees that: (i) it has undertaken an independent investigation and has independently verified each of the acknowledgments of fact set forth in this Acknowledgment; (ii) Franchisor is entering into the Franchise Agreement with Franchisee in reliance upon the facts set forth herein; and (iii) if Franchisee has falsely made any of the acknowledgments, representations, or warranties set forth in this Acknowledgment, Franchisor will have the option to void the Franchise Agreement.

Franchisee and each Owner hereby release and forever discharge Franchisor, any parent, subsidiary, shareholder, or affiliate of Franchisor, its respective officers, directors, members, employees, agents, contractors, and its respective successors, assigns, heirs, and personal representatives from any and all claims, demands, rights, and causes of action of any kind that Franchisee and each Owner now have or hereafter may have on account of or in any way arising out of or related to the offer and sale of the LongHorn Steakhouse franchise, including, without limitation, claims, demands, and causes of action arising out of alleged misrepresentations of any kind or nature whatsoever, alleged breaches of contract (based upon implied, express, estoppel, waiver, or alternative theories of contractual obligation), or breach of any alleged special, trust, agency, or fiduciary relationship, whether asserted or proposed to be asserted by way of claim, setoff, affirmative defense, counterclaim, cross-claim, or third party claim.

This Acknowledgment is executed as of the Effective Date of the Franchise Agreement.

FRANCHISEE
KERROW RESTAURANTS, LLC
a Texas limited liability company
By:________________________________
Name:_____________________________
Title:______________________________
OWNERS
By:________________________________
Name:_____________________________
Title:______________________________

By:________________________________
Name:_____________________________
Title:______________________________

FRANCHISOR
RARE HOSPITALITY MANAGEMENT LLC
a Delaware limited liability company
By:________________________________
Name:_____________________________
Title:______________________________

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